UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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QTS REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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QTS REALTY TRUST, INC.

12851 Foster Street
Overland Park, Kansas 66213

March 19, 2015

Dear Stockholder:

You are cordially invited to the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of QTS Realty Trust, Inc. to be held on Monday, May 4, 2015 at 1:00 p.m., Central Time. The Annual Meeting will be held at our corporate headquarters located at 12851 Foster Street, Overland Park, Kansas 66213.

At the Annual Meeting, you will be asked to (i) elect eight directors to our Board of Directors, (ii) approve an amendment to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 3,000,000 and add certain additional authorized performance measures and approve the material terms for payment of the performance-based compensation thereunder for purposes of Section 162(m) of the Internal Revenue Code, (iii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015, and (iv) transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. The accompanying Notice of 2015 Annual Meeting of Stockholders describes these matters.

We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules, instead of mailing printed copies of those materials to each stockholder. Our proxy materials are available at www.proxyvote.com. We have sent to our stockholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access our proxy materials on the Internet. Please read the enclosed information carefully before submitting your proxy.

The Board of Directors appreciates and encourages your participation in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares. If you do attend the Annual Meeting, you may withdraw your proxy and vote in person if you so choose.

Sincerely,

Chad L. Williams
Chairman and Chief Executive Officer

QTS REALTY TRUST, INC.

12851 Foster Street
Overland Park, Kansas 66213

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 4, 2015

To the Stockholders of QTS Realty Trust, Inc.:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of QTS Realty Trust, Inc., a Maryland corporation, will be held at our corporate headquarters located at 12851 Foster Street, Overland Park, Kansas 66213 on Monday, May 4, 2015, at 1:00 p.m., Central Time, for the following purposes:

1.	To elect eight directors to the Board of Directors to serve until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;
2.	To approve an amendment to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 3,000,000 and add certain additional authorized performance measures and approve the material terms for payment of performance-based compensation thereunder for purposes of Section 162(m) of the Internal Revenue Code;
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and
4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

We know of no other matters to come before the Annual Meeting. Only holders of record of shares of our common stock at the close of business on March 9, 2015 are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.

Regardless of the number of shares of stock you hold, as a stockholder your role is very important, and the Board of Directors strongly encourages you to exercise your right to vote. Pursuant to the U.S. Securities and Exchange Commission’s “notice and access” rules, our Proxy Statement and 2014 Annual Report to Stockholders are available online at www.proxyvote.com.

By Order of the Board of Directors,

Shirley E. Goza
Secretary and General Counsel

March 19, 2015
Overland Park, Kansas

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE BY INTERNET, BY TELEPHONE, OR BY MAIL BY COMPLETING, DATING AND SIGNING THE ACCOMPANYING PROXY CARD AND RETURNING IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

i

QTS REALTY TRUST, INC.

12851 Foster Street
Overland Park, Kansas 66213

PROXY STATEMENT

ABOUT THE MEETING

Why am I receiving this Proxy Statement?

This Proxy Statement is furnished by the Board of Directors (the “Board”) of QTS Realty Trust, Inc. in connection with the Board’s solicitation of proxies for the 2015 Annual Meeting of Stockholders of QTS Realty Trust, Inc. (the “Annual Meeting”) to be held on Monday, May 4, 2015, at 1:00 p.m., Central Time, at our corporate headquarters located at 12851 Foster Street, Overland Park, Kansas 66213, and at any adjournments or postponements thereof. This Proxy Statement first will be made available to stockholders on or about March 19, 2015. Unless the context requires otherwise, references in this Proxy Statement to “QTS,” “we,” “our,” “us” and the “Company” refer to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries.

Why didn’t I automatically receive a paper copy of the Proxy Statement, proxy card and Annual Report?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) to our stockholders.

How can I receive electronic access to the proxy materials?

The Proxy Notice includes instructions on how to access our proxy materials over the Internet at www.proxyvote.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

In addition, stockholders may request to receive future proxy materials in printed form, by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of our Annual Meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

What am I being asked to vote on?

You are being asked to vote on the following proposals:

•	Proposal 1 (Election of Directors): The election of the eight director nominees to the Board to serve until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualify;
•	Proposal 2 (Approval of an Amendment to the 2013 Equity Incentive Plan and the Section 162(m) Performance-Based Compensation Terms Thereunder): The approval of an amendment to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 3,000,000, which would bring the total shares available for issuance thereunder to 3,397,211 as of the Record Date, and add certain additional performance measures, and approval of the performance-based compensation terms thereunder for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”); and
•	Proposal 3 (Ratification of the appointment of Ernst & Young LLP): The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

Our Board knows of no other matters to be brought before the Annual Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote as follows:

•	Proposal 1 (Election of Directors): “FOR” each of the Board’s nominees for election as directors;
•	Proposal 2 (Approval of an Amendment to the 2013 Equity Incentive Plan and the Section 162(m) Performance-Based Compensation Terms Thereunder): “FOR” the approval of an amendment to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 3,000,000, which would bring the total shares available for issuance thereunder to 3,397,211 as of the Record Date, and add certain additional performance measures, and approval of the performance-based compensation terms thereunder for purposes of Section 162(m); and
•	Proposal 3 (Ratification of the appointment of Ernst & Young LLP): “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

Who is entitled to vote at the Annual Meeting?

The close of business on March 9, 2015 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of our Class A common stock and Class B common stock (collectively, “common stock”) as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting. On the Record Date, our outstanding voting securities consisted of 34,684,743 shares of Class A common stock and 133,000 shares of Class B common stock.

What are the voting rights of stockholders?

Each share of Class A common stock is entitled to one vote on each matter to be voted on. Each share of Class B common stock is entitled to fifty votes on each matter to be voted on. Class A common stockholders and Class B common stockholders vote together as one class. Votes may not be cumulated.

How do I vote?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Proxy Notice was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

•	Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a stockholder identification number provided in the Proxy Notice.
•	Vote by telephone. If you received printed materials, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.
•	Vote by regular mail. If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

How are proxy card votes counted?

Proxies submitted properly via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting directions are not made, the proxy will be voted “FOR” each of the eight director nominees, “FOR” the amendment to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and in such manner as the proxy holders named on the proxy (the “Proxy Agents”), in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If your shares of common stock are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, under applicable rules of the New York Stock Exchange (the “NYSE”) (the exchange on which our Class A common stock is traded), the brokers will vote your shares according to the specific instructions they receive from you. If brokers that hold shares of our common stock for a beneficial owner do not receive voting instructions from that owner at least 10 days prior to the Annual Meeting, the broker may vote only on the proposal if it is considered a “routine” matter under the NYSE’s rules. On non-routine matters, nominees do not have discretionary voting power and cannot vote without instructions from the beneficial owners, resulting in a so-called “broker non-vote.” Pursuant to the rules of the NYSE, the election of directors and the approval of an amendment to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan are “non-routine” matters and brokerage firms may not vote without instructions from their client on the matter, resulting in a broker non-vote. In contrast, ratification of the appointment of an independent registered public accounting firm is considered a “routine” matter under NYSE’s rules, which means that brokers have discretionary voting authority to the extent they have not received voting instructions from their client on the matter.

How many votes are needed for the proposals to pass?

The proposals to be voted on at the Annual Meeting have the following voting requirements:

•	Proposal 1 (Election of Directors): With respect to Proposal One, you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. Pursuant to our bylaws, directors will be elected by a plurality of votes cast at the Annual Meeting, with each share being entitled to vote for as many individuals as there are directors to be elected and for whose election the share is entitled to vote. Therefore, the eight director nominees receiving the highest number of “FOR” votes will be elected. There is no cumulative voting in the election of directors. For purposes of the election of directors, abstentions, votes marked “WITHHOLD” and other shares not voted (whether by broker non-votes or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
•	Proposal 2 (Approval of an Amendment to the 2013 Equity Incentive Plan and the Section 162(m) Performance-Based Compensation Terms Thereunder): You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the amendment to the QTS Realty Trust Inc. 2013 Equity Incentive Plan and the Section 162(m) performance-based compensation terms under the 2013 Plan. For purposes of the vote on Proposal 2, abstentions will be counted as votes cast and will have the same effect as votes against the proposal, while other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.

•	Proposal 3 (Ratification of the appointment of Ernst & Young LLP): You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Three. Pursuant to our bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015. For purposes of the vote on the ratification of Ernst & Young LLP as our independent registered public accounting firm, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

What will constitute a quorum at the Annual Meeting?

Holders representing a majority of all votes of our outstanding common stock entitled to be cast at the Annual Meeting must be present, in person or by proxy, for a quorum to exist. If the shares present in person or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned to a subsequent time. Shares that are voted “FOR,” “AGAINST,” “ABSTAIN,” or, with respect to the election of directors, “WITHHOLD,” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker non-votes will also be counted as present for purposes of determining the presence of a quorum.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the meeting for stockholders of record. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you may vote your shares in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to attend the meeting.

Who can attend the Annual Meeting?

Only stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Stockholders may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted at the Annual Meeting. For directions to the Annual Meeting, contact Investor Relations at 913-312-2475 or ir@qtsdatacenters.com.

Will any other matters be voted on?

The proposals set forth in this Proxy Statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the Proxy Agents or their substitutes, to vote on any other business that may properly come before the meeting. If the Annual Meeting is postponed or adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

Can I change my vote after I have voted?

You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to our Secretary, (ii) filing a duly executed proxy bearing a later date with us or (iii) attending the Annual Meeting and voting in person. If your shares of common stock are held by a broker, bank or any other persons holding common stock on your behalf, you must contact that institution to revoke a previously authorized proxy.

Who is soliciting the proxies and who pays the costs?

The enclosed proxy for the Annual Meeting is being solicited by the Board. We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, certain of our directors, officers and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. In addition, we will, upon request, reimburse brokers, banks and other persons holding common stock on behalf of beneficial owners for the reasonable expenses incurred by them in forwarding proxy materials to beneficial owners.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

Whom should I call if I have questions or need assistance voting my shares?

Please call Jeff Berson at (913) 312-2475 or email ir@qtsdatacenters.com if you have any questions in connection with voting your shares.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board has set the number of directors at eight. The eight individuals named below, each of whom currently serves on our Board, have been recommended by our Nominating and Corporate Governance Committee and nominated by our Board to serve on the Board until our 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualify. Based on its review of the relationships between the director nominees and the Company, the Board has determined that all of our directors, other than Chad L. Williams, are independent under applicable SEC and NYSE rules.

The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board also may, as permitted by our bylaws, decrease the size of the Board.

The Nominating and Corporate Governance Committee has set forth in a written policy minimum qualifications that a director candidate must possess. In addition, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Committee when evaluating a particular candidate. See “Corporate Governance and Board Matters — Director Nominee Selection Process.”

Nominees for Election as Directors

The table below sets forth the names and ages of each of the individuals nominated for election at the Annual Meeting, as well as the positions and offices with us currently held by such individuals.

Name	Position With the Company	Age as of the Annual Meeting
Chad L. Williams	Director, Chairman and Chief Executive Officer	44
John W. Barter	Director	68
William O. Grabe	Director	77
Catherine R. Kinney	Director	63
Peter A. Marino	Director	73
Scott D. Miller	Director	62
Philip P. Trahanas	Director	44
Stephen E. Westhead	Director	51

Set forth below is certain biographical information of our director nominees.

Chad L. Williams has been our Chairman and Chief Executive Officer since May 2013 and was the Chairman and Chief Executive Officer of our predecessor from 2003 until our initial public offering in October 2013. Mr. Williams has more than 24 years of experience in the management and development of various private companies and more than 14 years of experience in the ownership, management and development of commercial real estate, the last nine of which have been focused on data center properties. In his role as Chief Executive Officer, Mr. Williams has been directly involved in every aspect of our business, from strategic acquisition and financing, to site selection, design, development and construction and customer management. Mr. Williams currently serves on the board of directors for the U.S. Dream Academy, an organization that focuses on intervening in the lives of children of incarcerated parents. Its mission is to empower these at-risk children to maximize their potential by providing them with academic, social and values-enrichment through supportive mentoring and the use of technology.

Our Board determined that Mr. Williams should serve on our Board based on his experience as a successful business leader and entrepreneur and his experience in real estate and with the Company.

John W. Barter has been our director since August 2013 and was a director of our predecessor from 2010 until our initial public offering in October 2013. Mr. Barter serves as the chair of the Audit Committee. Mr. Barter has more than 25 years of experience in financial management, mergers and acquisitions, executive management and planning and analysis. Mr. Barter was the chief financial officer of Kestral Solutions, Inc., a technology company, from 2000 to 2001. Prior to this, Mr. Barter held various positions with AlliedSignal,

Inc., now called Honeywell International, Inc. (NYSE: HON), a technology company, for most of the time between 1973 to 1997, and was an executive vice president and president of AlliedSignal Automotive from 1994 to 1997 and chief financial officer from 1988 to 1994. He currently serves on the board of directors of Dice Holdings, Inc. (NYSE: DHX), and previously served on the boards of directors of Lenovo Group Limited, a personal technology company (HKSE: 992), from 2005 until 2010, SRA International from 2003 until 2011 and Genpact Ltd. (NYSE: G) from 2005 to 2014. Mr. Barter earned a Bachelor of Science degree in physics from Spring Hill College and a Master of Business Administration in finance from Tulane University.

Our Board determined that Mr. Barter should serve on our Board based on his financial acumen and management experience.

William O. Grabe has been our director since August 2013 and was a director of our predecessor from 2009 until our initial public offering in October 2013. Mr. Grabe serves as the chair of our compensation committee. Mr. Grabe has over 40 years of experience in investment management and corporate operations. Mr. Grabe is an advisory director of General Atlantic LLC, a global investment firm, and was a managing director at General Atlantic LLC from 1992 to 2010. Prior to joining General Atlantic LLC, Mr. Grabe held executive positions in sales, marketing and operations at IBM Corporation and was the general manager for the Marketing and Services Group from 1988 to 1992. Mr. Grabe currently serves on the boards of directors of Lenovo Group Limited, a personal technology company (HKSE: 992), Covisint Corporation, a software company (NASDAQ: COVS), SB Holdings International, Inc., a software company, and Gartner, Inc., a technology research company (NYSE: IT). He previously served on the board of directors of Compuware Corporation, a software company (NASDAQ: CPWR), from 1992 – 2014, Infotech Enterprises Limited (BSE: 532175; NSE: INFOTECENT) from 2007 to 2010 and iGATE Computer Systems Limited (f/k/a Patni Computer Systems Limited, NYSE: PTI) from 2002 to 2011 and the board of directors of several other public and private global technology companies. Mr. Grabe earned a Master of Business Administration from the UCLA Graduate School of Business and a Bachelor of Science degree in engineering from New York University.

Our Board determined that Mr. Grabe should serve on our Board based on his business experience in sales and operations, his experience as a director of other public companies in the technology sector and his investment management experience.

Catherine R. Kinney has been our director since August 2013 and was a director of our predecessor from May 2013 until our initial public offering in October 2013. Ms. Kinney serves as the chair of our Nominating and Corporate Governance Committee. Ms. Kinney has 35 years of experience in securities regulation and management. Based in Paris, France, from 2007 to 2009, Ms. Kinney served as the group executive vice president and head of global listing, marketing and branding at NYSE Euronext (NYSE: NYX), a company that operates multiple securities exchanges. From 1974 to 2008, Ms. Kinney held various positions with the New York Stock Exchange, Inc., a U.S.-based securities exchange and predecessor of the NYSE Euronext, and was its president and co-chief operating officer from 2002 to 2008. Ms. Kinney currently serves on the boards of directors of MetLife, Inc. (NYSE: MET), NetSuite, Inc. (NYSE: N) and MSCI Inc. (NYSE: MSCI). Ms. Kinney earned a Bachelor of Arts degree from Iona College and completed the Advanced Management Program at Harvard Business School. Ms. Kinney has also received honorary degrees from Georgetown University, Fordham University and Rosemont College.

Our Board determined that Ms. Kinney should serve on our Board based on her extensive leadership, management and corporate governance experience and experience as a director of other public companies.

Peter A. Marino has been our director since August 2013 and was a director of our predecessor from 2012 until our initial public offering in October 2013. Mr. Marino has over 25 years of executive experience. Mr. Marino has been a private consultant for government and industry on defense and intelligence issues since 1999. From 1996 to 1999, Mr. Marino was the president and chief executive officer of Firearms Training Systems, Inc., a provider of software and hardware simulation training systems for military, law enforcement and security forces. From 1991 to 1996, Mr. Marino served as senior vice president of E-Systems Corporation, a computing and software company which was acquired by Raytheon (NYSE: RTN) in 1995. Mr. Marino previously served as president and chief operating officer of Fairchild Industries, an aerospace and defense company, from 1988 to 1990 and was president and chief operating officer of Lockheed Electronics Company, Inc., a defense electronics company, from 1986 to 1988. From 1970 to 1986, he served in numerous capacities at the Central Intelligence Agency, including director of technical service and deputy director for the Office of Research and Development. He also attended the Senior Executive Fellows program at Harvard University. Mr. Marino currently serves on the board of Engility Corporation (NYSE: EGL). Mr. Marino previously served as a director of Argon ST, Inc., a former public company, from 2004 to 2010. Mr. Marino earned a Master of Science in acoustics (engineering physics) from The Pennsylvania State University and a Bachelor of Science degree in physics from Rollins College.

Our Board determined that Mr. Marino should serve on our Board based on his experience as a successful business leader and entrepreneur, his government-related experience, as well as his technology experience.

Scott D. Miller has been our director since August 2013 and was a director of our predecessor from May 2013 until our initial public offering in October 2013. Mr. Miller has over 30 years of executive experience. Mr. Miller is the chief executive officer of SSA & Company, a management consulting firm focusing on process improvement, the chief executive officer of G100, a membership organization providing a forum for current, future and recent chief executive officers of leading public and private companies and private equity firms, and the managing general partner of MSP, LLC, a private real estate development and investment company. He also serves as special advisor to General Atlantic LLC. Prior to joining SSA & Company in March 2004, Mr. Miller served as non-executive vice chairman of Hyatt Hotels and Resorts Corporation (NYSE: H), a global hospitality company, from 2003 to 2004, the president from 1999 to 2003 and executive vice president from 1997 to 1999. Mr. Miller also was the president and chief executive officer of United Infrastructure Company, a public infrastructure development company, from 1993 to 1997. From 1981 to 1993, he was a founding partner of The John Buck Company, a real estate brokerage, management and development company. Mr. Miller served on the boards of directors of Affinion Group, Inc. from 2011 to 2013, AXA Equitable Life Insurance Company from 2002 to 2012, Orbitz Worldwide, Inc. (NYSE: OWW) from 2003 to 2004, and NAVTEQ Corporation from 2004 to 2008. Mr. Miller earned a Master of Business Administration from the University of Chicago and a Bachelor of Arts degree in human biology from Stanford University.

Our Board determined that Mr. Miller should serve on our Board based on his leadership and management experience as a principal executive officer of diverse organizations and experience as a director of other public companies.

Philip P. Trahanas has been our director since August 2013 and was a director of our predecessor from 2009 until our initial public offering in October 2013. Mr. Trahanas serves as our lead independent director. Mr. Trahanas has over 17 years of experience in financial advisory, investing and investment management, as well as over 10 years of experience serving on private and public company boards. Between 2000 and 2014, Mr. Trahanas was a Managing Director of General Atlantic LLC, a global investment firm. From 1996 to 2000, Mr. Trahanas worked at Morgan Stanley (NYSE: MS), a global financial services firm, where he was a member of the high technology corporate finance team, was a merger and acquisition specialist and was a member of the investment banking division’s operating management team. Prior to joining Morgan Stanley, Mr. Trahanas was an electrical engineer at General Electric (NYSE: GE), a diversified technology, media and financial services company, where he specialized in communications equipment and semiconductor design. Mr. Trahanas earned a Bachelor of Engineering degree in electrical engineering from The Cooper Union for the Advancement of Science and Art, a Master of Business Administration from the University of Pennsylvania Wharton School and a Master of Science degree in engineering from the University of Pennsylvania Moore School of Engineering.

Our Board determined that Mr. Trahanas should serve on our Board based on his extensive operating, investment banking and private equity experience.

Stephen E. Westhead has been our director since August 2013 and was a director of our predecessor from May 2013 until our initial public offering in October 2013. Mr. Westhead has over 25 years of experience in management. Since 2007, Mr. Westhead has been the chief executive officer and lead investor of US Trailer, a semi-trailer leasing company, and has served as the chief marketing officer of Satori Group, Inc., an IT company, since January 2013. From 1987 to 2008, Mr. Westhead served as senior vice president of commercial lines underwriting for Philadelphia Insurance Companies, an insurance company. Mr. Westhead earned a Bachelor of Science degree in business administration from Cabrini College.

Our Board determined that Mr. Westhead should serve on our Board based on his executive management experience.

Vote Required and Recommendation

Directors are elected by plurality vote. Therefore, the eight director nominees receiving the highest number of “FOR” votes will be elected. There is no cumulative voting in the election of directors. For purposes of this Proposal 1, abstentions, votes marked “WITHHOLD” and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE 2013 EQUITY INCENTIVE PLAN
AND THE SECTION 162(m) PERFORMANCE-BASED COMPENSATION TERMS THEREUNDER

Overview

We are asking our stockholders to approve Amendment No. 2 (the “Plan Amendment”) to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan (as amended to date, the “2013 Plan”) to (i) increase the total number of shares of Class A common stock reserved for issuance under the 2013 Plan by 3,000,000 shares and (ii) add certain additional performance measures for the payment of performance-based compensation thereunder. This proposed Plan Amendment was recommended by our Compensation Committee and approved by the Board on March 3, 2015, subject to stockholder approval in accordance with the terms of the 2013 Plan and the rules of the NYSE. If approved by stockholders at the Annual Meeting, the Plan Amendment will be effective at the time of stockholder approval. Moreover, approval of the Plan Amendment by the stockholders also will constitute approval of the performance-based compensation terms of the 2013 Plan, as amended by the Plan Amendment, for purposes of Section 162(m). Since our initial public offering in 2013, we are seeking stockholder approval of the Section 162(m) performance-based compensation terms for the first time, having previously relied on the initial public offering transition provisions of Section 162(m).

The 2013 Plan was initially approved by the Board and our sole stockholder prior to our initial public offering in 2013 and provides for the grant of options to purchase shares of our Class A common stock, share awards (including restricted shares and share units), stock appreciation rights, performance shares, performance units and other equity-based awards, including LTIP units. Currently, 1,750,000 shares of our Class A common stock are reserved for issuance under the 2013 Plan. Since its adoption, we have granted 451,843 restricted shares and 900,946 options under the 2013 Plan to our directors, executives and employees, leaving 397,211 shares of Class A common stock available for future issuance as of March 9, 2015. The following table includes information regarding all of our outstanding equity awards and shares available for future awards under the 2013 Plan as of March 9, 2015, without giving effect to this Proposal 2:

Total shares underlying all outstanding option awards	900,946
Weighted average exercise price of outstanding options	$26.80
Weighted average remaining contractual life of outstanding options	2 years
Total restricted stock awards	451,843
Shares available for future awards under the 2013 Plan:	397,211

The closing price per share of our Class A common stock on the NYSE as of the Record Date was $34.87 per share. As of the Record Date, there were 34,684,743 shares of our Class A common stock issued and outstanding and 7,297,000 OP units outstanding that were not held by us.

The Plan Amendment would increase the shares reserved and available for grant under the 2013 Plan by 3,000,000 shares. This would result in a total of 4,750,000 shares being reserved under the 2013 Plan, and 3,397,211 shares remaining available for future awards as of March 9, 2015 (without giving effect to additional shares that may become available upon the future expiration, forfeiture or cancellation of outstanding awards). In addition, the Plan Amendment also would add the following authorized performance measures to the current list of authorized performance measures contained in the 2013 Plan for use in designing performance-based compensation:

•	net operating income;
•	adjusted earnings before interest, taxes, depreciation and/or amortization;
•	monthly recurring revenue;
•	booked-not-billed balances;
•	leasing measures, including rental churn;
•	targets with regard to our product offering;
•	completion of asset development and/or achievement of development goals;

•	customer satisfaction measures;
•	net promoter scores;
•	employee diversification measures;
•	employee satisfaction measures; and
•	employee retention measures.

If this proposal is approved, we anticipate filing a Form S-8 registration statement with the SEC shortly after the Annual Meeting to register the additional shares under the 2013 Plan. If the Plan Amendment and the Section 162(m) performance-based compensation terms are not approved, no new shares will be added to the 2013 Plan, with awards continuing to be granted solely to the extent of the remaining shares, the authorized performance measures will not be expanded and the performance-based compensation terms described below will not be qualified under Section 162(m).

Reasons for the Proposal

We are proposing to increase the total number of shares of Class A common stock reserved for issuance under the 2013 Plan by 3,000,000 shares for the following reasons:

•	The share increase is necessary to continue the equity feature of our compensation program. As discussed under “Compensation Discussion and Analysis,” we believe that equity awards should be a key part of employee compensation, that equity awards promote employee attention to the importance of running the business with a focus on drivers of stockholder value, and that equity awards enable us to compete effectively for the best talent in our industry. Our Compensation Committee believes that, in the near future, the number of shares of common stock available for future awards under the 2013 Plan will be insufficient to enable us to continue to achieve our compensation objectives. Given the nature of our business and the continued expansion of our platform, our workforce increased during 2014 and may further increase as we expand our business. As of the Record Date, we had 470 employees (including our five named executive officers). Furthermore, in addition to motivating and aligning the interests of our executive officers and employees with those of our stockholders, our objectives also include providing our directors with the ability to elect to receive stock options for their annual securities grant and, in lieu of cash, stock options equal to the dollar amount of their annual cash retainers, which has the effect of utilizing a greater number of shares under our 2013 Plan than would be the case if directors elected to receive restricted stock or cash. Therefore, increasing the shares available under the 2013 Plan is necessary to retain the flexibility of our compensation programs, including the election feature of our director compensation program, continue our compensation policies, achieve our compensation objectives and provide our Compensation Committee the flexibility to continue to design and award compensation that it determines appropriate. If stockholders do not approve the Plan Amendment, our future ability to create long-term incentives for our executive officers, other employees and directors could be substantially diminished.
•	Without the ability to use equity compensation, we could be forced to rely on cash and cash-based incentives. Failure to approve the Plan Amendment could be disruptive because, without the ability to make equity grants, our Compensation Committee could be forced to rely exclusively on cash or cash-based incentives to compensate and incentivize our executive officers, other employees and directors. This would increase cash compensation expense and reduce cash flow available for the operation of our business and distribution to our stockholders. We believe that a mix of cash and equity awards under the 2013 Plan is a superior alternative to a solely cash-based compensation program, in terms of both efficiency and effectiveness. Continuing our current approach would not only avoid potential disruptions in our relationship with our executive officers and directors, it also would reduce the likelihood that we would need to rely on cash incentive awards in the future and reduce cash flow available for distribution to our stockholders.

We are proposing to add certain additional authorized performance measures for performance-based compensation under the 2013 Plan and seeking approval of the Section 162(m) performance-based compensation terms for the following reasons:

•	Adding authorized performance measures will give us increased flexibility in designing qualified performance-based compensation for purposes of Section 162(m). Currently, the 2013 Plan includes a list of authorized performance measures that we may use to design qualified performance-based compensation. However, as our business has developed since the time of our initial public offering, we believe that the additional performance measures listed above should be available to our Compensation Committee so that any performance-based compensation awards may include the same metrics that we use to measure our Company’s performance. Section 162(m) limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1,000,000 for compensation paid to each of their chief executive officer and three other highest compensated executive officers (other than the chief financial officer) determined at the end of each year, which are referred to as covered employees. However, there is no limitation on the deductibility of compensation paid to these employees that represents qualified performance-based compensation as determined under the Code. To constitute qualified performance-based compensation, the compensation paid to covered employees, among other things, must be paid under a plan whose material terms for the payment of such compensation have been approved by stockholders. Therefore, including the additional performance measures listed above in the 2013 Plan pursuant to the Plan Amendment, which we are proposing that stockholders approve, will give us increased flexibility in designing performance-based compensation, to the extent that we desire such compensation to qualify for purposes of Section 162(m).
•	Stockholder approval of the Section 162(m) performance-based compensation terms should enable us to deduct qualifying performance-based for federal income tax purposes, assuming other requirements are met. As previously described, the 2013 Plan currently contains (and as amended by the Plan Amendment will contain) performance-based compensation terms designed to permit our Compensation Committee to grant qualifying performance-based compensation for purposes of the conditions of Section 162(m). However, because the 2013 Plan was adopted prior to our initial public offering in 2013, these terms have not been approved by our stockholders and therefore will not be qualified under Section 162(m) if the Plan Amendment is otherwise not adopted. Stockholder approval of this Proposal 2 will constitute approval of these performance-based compensation terms for purposes of Section 162(m), which should enable us to deduct such compensation for federal income tax purposes if the requirements of Section 162(m) are otherwise satisfied. Even if this proposal is approved, however, our Compensation Committee may exercise its discretion to award compensation under the 2013 Plan that would not qualify as “qualified performance-based compensation” under Section 162(m).

The Section 162(m) performance-based compensation terms that are the subject of this proposal are described below under “— Description of the 2013 Plan (As Amended by the Plan Amendment).”

The material features of the 2013 Plan, including the effect of the Plan Amendment and the Section 162(m) performance-based compensation terms, are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the Plan Amendment, which is included as Appendix A hereto, together with the complete text of the 2013 Plan, which is included as Appendix B hereto. The text of the 2013 Plan included in Appendix B includes the effect of Amendment No. 1 to the 2013 Plan, which was adopted by the Board in November 2014 to provide flexibility in determining tax withholding obligations in the context of a share surrender to satisfy such obligations and which is filed as Exhibit 10.40 to our Annual Report on Form 10-K for the year ended December 31, 2014.

Description of the 2013 Plan (As Amended by the Plan Amendment)

Administration of the 2013 Plan.  The 2013 Plan is administered by our Compensation Committee, and the Compensation Committee determines all terms of awards under the 2013 Plan. Our Compensation Committee also determines who will receive awards under the 2013 Plan, the type of award and its terms and conditions and the number of shares of common stock subject to the award, if the award is equity-based. The Compensation Committee also will interpret the provisions of the 2013 Plan. During any period of time in which we do not have a Compensation Committee, the 2013 Plan will be administered by our Board of Directors or another committee appointed by the Board of Directors. References below to the Compensation Committee include a reference to the Board or another committee appointed by the Board for those periods in which the Board or such other committee appointed by the Board is acting.

In March 2014, our Board established our Equity Awards Committee, with Chad L. Williams as the sole member, and authorized it to grant up to a number of options and restricted shares in each fiscal year equal in value to $2,000,000 of shares underlying the awards, provided that (i) such grants may only be made to employees or service providers who are not our executive officers (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or directors, (ii) no single employee may be granted awards with a value in excess of $500,000 in any year, and (iii) such grants are otherwise made in accordance with guidelines established by our Board.

Eligibility.  All of our employees and the employees of our subsidiaries and affiliates, including our operating partnership, are eligible to receive awards under the 2013 Plan. As of the Record Date, we had approximately 470 employees (including our five named executive officers) who are eligible to participate in the 2013 Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under our 2013 Plan, other than incentive stock options. The 2013 Plan provides that no participant in the plan is permitted to acquire, or will have any right to acquire, shares of common stock thereunder if such acquisition would be prohibited by the stock ownership limits contained in our charter or would impair our status as a REIT. Each member of our Compensation Committee that administers the 2013 Plan is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code.

Share Authorization.  A total of 1,750,000 shares of common stock and LTIP units may be issued under the 2013 Plan. This total will increase to 4,750,000 if the stockholders approve the Plan Amendment. In connection with share splits, dividends, recapitalizations and certain other events, our Board will make proportionate adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the 2013 Plan and the terms of outstanding awards. If any options or share appreciation rights terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or paid or if any share awards, performance shares, performance units or other equity-based awards are forfeited or expire or otherwise terminate without the delivery of any shares of common stock or are settled in cash, the shares of common stock subject to such awards will again be available for purposes of the 2013 Plan. However, the number of shares of common stock that may be issued under the 2013 Plan will not be increased by any shares of common stock tendered, withheld or surrendered in connection with the purchase of shares of common stock upon exercise of an option, shares deducted or delivered from an award in connection with the tax withholding obligations or shares purchased by us with proceeds from option exercises.

The maximum number of shares of common stock subject to options or share appreciation rights that may be issued under the 2013 Plan to any person is 450,000 shares in any single calendar year. The maximum number of shares that may be issued under the 2013 Plan to any person other than pursuant to an option or share appreciation right is 225,000 shares in any single calendar year. The maximum amount that may be earned as an annual incentive award or other cash award in any calendar year by any one person is $5 million and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period of longer than one year by any one person is $5 million.

Section 162(m) Performance-Based Compensation.  Stockholder approval of this Proposal 2 is intended to permit the equity-based awards and cash incentive compensation paid to our covered employees under the 2013 Plan to constitute qualified performance-based compensation for purposes of Section 162(m) and to enable us to deduct such compensation for federal income tax purposes if the requirements of Section 162(m) are otherwise satisfied. Stockholder approval of this proposal will constitute approval of the Section 162(m) performance-based compensation terms described below, which consist of provisions relating to (1) the persons eligible to receive performance-based compensation under the 2013 Plan, (2) the maximum amount of performance-based compensation that may be paid under the 2013 Plan during a specified period to any eligible person, and (3) the performance criteria that may be used under the 2013 Plan to establish performance goals as a condition to the payment of the performance awards.

The 2013 Plan is designed to permit our Compensation Committee to grant awards to covered employees that will constitute qualified performance-based compensation for purposes of Section 162(m). In addition to stockholder approval, to constitute qualified performance-based compensation for purposes of Section 162(m), the compensation we pay to our covered employees must be paid solely on account of the achievement of one or more objective performance goals established in writing by our Compensation Committee while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures consisting of business criteria that apply to the covered employee, a business unit, or our Company, a subsidiary or other affiliate on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected. The 2013 Plan, assuming approval of the Plan Amendment, authorizes the establishment of performance goals based on any one or more of the following performance measures:

•	funds from operations;
•	adjusted funds from operations;
•	pretax earnings, net earnings, net income, operating earnings and/or net operating income;
•	earnings per share;
•	share price, including growth measures and total shareholder return;
•	earnings before interest and taxes;
•	earnings before interest, taxes, depreciation and/or amortization;
•	adjusted earnings before interest, taxes, depreciation and/or amortization;
•	monthly recurring revenue;
•	return measures, including return on assets, capital, investment, equity, sales or revenue;
•	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;
•	booked-not-billed balances;
•	leasing measures, including rental churn;
•	targets with regard to our product offering;
•	expense targets;
•	market share;
•	financial ratios as provided in credit agreements of our Company and its subsidiaries;
•	working capital targets;
•	completion of asset acquisitions, dispositions or development and/or achievement of acquisition, disposition or development goals;
•	revenues under management;

•	distributions to shareholders;
•	customer satisfaction measures;
•	net promoter scores;
•	employee diversification measures;
•	employee satisfaction measures;
•	employee retention measures; and
•	any combination of any of the foregoing business criteria.

Performance under any of the foregoing performance measures may be used to measure the performance of (i) our Company and subsidiaries and other affiliates as a whole; (ii) our Company, any subsidiary, and/or any other affiliate or any combination thereof; or (iii) any one or more business units of our Company, any subsidiary, and/or any other affiliate, as our Compensation Committee deems appropriate. In addition, performance under any of the performance measures may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by our Compensation Committee. Our Compensation Committee may select performance under the performance measure of share price for comparison to performance under one or more stock market indices designated or approved by our Compensation Committee. Our Compensation Committee will have the authority to provide for accelerated vesting of any performance award based on the achievement of performance goals pursuant to the performance measures.

Performance goals must be objective and otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Compensation Committee result in the achievement of performance goals being “substantially uncertain.” The Compensation Committee may determine that awards only will be granted, exercised and/or settled upon achievement of any one or more of the performance goals, and performance goals may differ among grantees. Performance goals must be established by the earlier of (i) 90 days after the beginning of any performance period applicable to the applicable awards and (ii) the day on which 25% of any performance period applicable to the awards has expired, or at such other date as may be required or permitted for “qualified performance-based compensation” under Code Section 162(m). Settlement of awards may be in cash, shares, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with awards. The Compensation Committee will specify the circumstances in which awards will be paid or forfeited in the event of termination of service by the grantee prior to the end of a performance period or settlement of awards.

The 2013 Plan identifies some conditions that our Compensation Committee may include or exclude in any evaluation or performance during a performance period. Such conditions may include the following:

•	asset write-downs;
•	litigation or claims, judgments or settlements;
•	the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results;
•	any reorganization or restructuring events or programs;
•	extraordinary, non-core, non-operating or non-recurring items;
•	acquisitions or divestitures; and
•	foreign exchange gains and losses.

Awards that are intended to qualify as performance-based compensation may not be adjusted upward; however, the Compensation Committee may adjust awards downward, either on a formula or discretionary basis, or any combination as it determines. In the event that applicable tax and/or securities laws change to permit the Compensation Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Compensation Committee will have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Section 162(m) or Code section 409A. In addition, in the event that the Compensation Committee determines that it is advisable to grant awards that do not qualify as performance-based compensation, the Compensation Committee may make the grants without satisfying the requirements of Section 162(m) and base vesting on performance measures other than those described above.

The maximum amount of performance-based compensation that may be paid under the 2013 Plan during a specified period to any eligible person is described above under “— Share Authorization,” and the persons eligible to receive performance-based compensation under the 2013 Plan are described above under “— Eligibility.”

Options.  The 2013 Plan authorizes our Compensation Committee to grant incentive stock options (under Section 421 of the Code) and options that do not qualify as incentive stock options. The exercise price of each option would be determined by the Compensation Committee, provided that the price cannot be less than 100% of the fair market value of the shares of common stock on the date on which the option is granted. If we were to grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of our shares of common stock on the date of grant.

The term of an option may not exceed ten years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after death, disability or other termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee. The exercise price of an option may not be amended or modified after the grant of the option, except in connection with certain corporate events, and an option may not be surrendered in consideration of or exchanged for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged without stockholder approval.

The exercise price for any option or the purchase price for restricted shares will be payable generally (i) in cash, (ii) to the extent the award agreement provides, by the surrender of shares of common stock (or attestation of ownership of shares of common stock) with an aggregate fair market value on the date on which the option is exercised of the exercise price, or (iii) to the extent the award agreement provides, by payment through a broker assisted cashless exercise procedure.

Restricted Shares.  The 2013 Plan also provides for the grant of restricted shares. A restricted share award is an award of shares of common stock that may be subject to restrictions on transferability and other restrictions as our Compensation Committee determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as our Compensation Committee may determine. A participant who receives a restricted share award will have all of the rights of a stockholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares, except that the Board may require any dividends to be reinvested in shares or may require cash dividends to be paid upon vesting of the underlying shares. During the period, if any, when share awards are non-transferable or forfeitable, a participant will be prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of his or her restricted shares. To the extent any share awards are certificated, our company will retain custody of the certificates and a participant must deliver a stock power to our company for each restricted share award.

Share Appreciation Rights.  The 2013 Plan authorizes our Compensation Committee to grant share appreciation rights that provide the recipient with the right to receive, upon exercise of the share appreciation right, cash, shares of common stock or a combination of the two. The amount that the recipient will receive upon exercise of the share appreciation right generally will equal the excess of the fair market value of our common stock on the date of exercise over the shares’ fair market value on the date of grant. Share appreciation rights will become exercisable in accordance with terms determined by our Compensation Committee. Share appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a share appreciation right may not exceed ten years from the date of grant.

Share Units.  The 2013 Plan also authorizes our Compensation Committee to grant share units. Share units represent the participant’s right to receive a compensation amount, based on the value of the shares of common stock, if vesting criteria (which may include the satisfaction of performance goals) established by the Compensation Committee are met. Our Compensation Committee will determine the applicable vesting period, any performance goals and such other conditions that apply to the share unit. If the vesting criteria are met, share units will be paid in cash, shares of common stock or a combination thereof.

Bonuses.  Cash performance bonuses payable under the 2013 Plan may be based on the attainment of performance goals that are established by the Compensation Committee and relate to one or more performance criteria described in the plan. Cash performance bonuses granted under the 2013 Plan will be based upon objectively determinable bonus formulas established in accordance with the plan.

Dividend Equivalents.  Our Compensation Committee may grant dividend equivalents in connection with the grant of any equity-based award. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash, shares of common stock or a combination of the two. Our Compensation Committee will determine the terms of any dividend equivalents. No dividend equivalent rights may be granted in tandem with an option or share appreciation right.

Other Equity-Based Awards.  Our Compensation Committee may grant other types of share-based awards under the 2013 Plan, including LTIP units. Other equity-based awards are payable in cash, shares of common stock or other equity, including LTIP units, or a combination thereof, and may be restricted or unrestricted, as determined by our Compensation Committee. The terms and conditions that apply to other equity-based awards will be determined by the Compensation Committee.

LTIP units are a special class of limited partnership units in our operating partnership that are structured to qualify as “profits interests” for tax purposes. As a result, at issuance they have no capital account in the operating partnership. Any LTIP units issued by our operating partnership may be subject to vesting requirements as determined by our Compensation Committee. Our operating partnership currently has authorized and outstanding two classes of LTIP units — Class RS LTIP units and Class O LTIP units. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units” for a summary of the terms of the Class RS LTIP units and Class O LTIP units.

Clawback.  Awards granted pursuant to the 2013 Plan may be subject to mandatory repayment by the recipient to us of any gain realized by the recipient to the extent the recipient is in violation of or in conflict with certain agreements with us (including but not limited to an employment or non-competition agreement) or upon termination for “cause” as defined in the 2013 Plan, applicable award agreement, or any other agreement between us and the grantee. Reimbursement or forfeiture also may apply if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws or if an award was earned or vested based on achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved. Awards also are subject to mandatory repayment to the extent the grantee is or becomes subject to any clawback right we may have.

Change in Control.  If we experience a change in control in which outstanding options, share appreciation rights, restricted shares, share units, performance shares, performance units or other equity-based awards will not be assumed or continued by the surviving entity: (i) with the exception of any performance shares or performance units, all restricted shares will vest, and all share units and dividend equivalent rights will vest and the underlying shares will be delivered immediately before the change in control, and (ii) at the Board of Directors’ discretion either or both of the following actions will be taken (A) all options and share appreciation rights will become exercisable 5 days before the change in control and terminate upon the consummation of the change in control, or (B) all options, share appreciation rights, restricted shares and share units will be canceled in connection with the change in control for a payment equal to the price per share paid to holders of shares of common stock in the change in control transaction less, in the case of options or share appreciation rights, the option exercise price or share appreciation right exercise price per share. In the event the option exercise price or share appreciation right exercise price of an award exceeds the price per share paid to stockholders in the change in control, such options and share appreciation rights may be terminated for no consideration. In the case of performance shares and performance units, if more than half of the performance period has lapsed, the performance shares will be converted into restricted shares based on actual performance to date. If less than half of the performance period has lapsed, or if actual performance is not determinable, the performance shares will be converted into restricted shares assuming target performance has been achieved.

In summary, a change in control under the 2013 Plan occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, 50% or more of the total combined voting power of our outstanding securities;
•	we experience a merger or consolidation with any other entity or we approve the issuance of voting securities in connection with a merger or consolidation other than (i) a merger or consolidation which would result in our voting securities continuing to represent at least 50.1% of the combined voting power of our voting securities or any surviving or parent entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement our recapitalization in which no person, entity or affiliated group becomes the beneficial owner of our securities representing 50% or more of the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities;
•	we consummate a sale of all or substantially all of our assets; or
•	during the period of any twelve consecutive months, individuals who, at the beginning of such period, constitute our Board of Directors cease for any reason to constitute a majority of our Board of Directors, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose.

In no event, however, will a change in control occur if General Atlantic or one of its affiliates continues to beneficially own more than 50% of our voting securities (or the voting securities of the surviving or parent entity) following the transaction.

Amendment; Termination.  Our Board of Directors may amend or terminate the 2013 Plan at any time; provided that no amendment may adversely impair the benefits of participants with outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve any amendment that changes the no-repricing provisions of the plan. Unless terminated sooner by our Board of Directors or extended with stockholder approval, the 2013 Plan will terminate on the tenth anniversary of the adoption of the plan.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an incentive stock option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability. The excess of the fair market value of the shares purchased on exercise of an incentive stock option over the exercise price paid for such shares is considered alternative minimum taxable income for alternative minimum tax purposes. Any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If the grantee does not satisfy the holding period requirement discussed above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price. The excess of the amount realized on such disposition over the fair market value of the common stock at the time the option was exercised, if any, will be capital gain. If the amount realized on such disposition is less than the exercise price paid, the grantee generally will not recognize any ordinary income from such disposition and instead will recognize a capital loss. We will generally be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Code and with certain reporting requirements.

Non-Qualified Options.  The grant of a non-qualified option will not be a taxable event for the grantee or us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. This amount of income will be subject to income tax withholding and FICA and FUTA taxes (“employment taxes”). Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we generally will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the non-employee ex-spouse, the non-employee ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the non-employee-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at such time.

Restricted Shares.  A grantee who is awarded restricted shares will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted shares are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common shares on the date of the award (less the purchase price, if any), determined without regard to the restrictions. This amount of income will be subject to income tax withholding and employment taxes. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. This amount of income will be subject to income tax withholding and employment taxes. Any dividends paid while the common stock is subject to restrictions will be treated as compensation income to the grantee and subject to withholding and employment taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we generally will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Share Units.  There are no immediate tax consequences of receiving an award of share units under the 2013 Plan. Upon vesting of the share units, the fair market value of the shares covered by the units will be subject to employment taxes. In addition, a grantee who is awarded share units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date (and this amount generally will be subject to income tax withholding on the payment date). If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we generally will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Share Appreciation Rights.  There are no immediate tax consequences of receiving an award of share appreciation rights under the 2013 Plan. Upon exercising a share appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. This amount of income will be subject to income tax withholding and employment taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we generally will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalents.  Participants who receive dividend equivalents will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. This amount of income will be subject to income tax withholding and employment taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G; Golden Parachute Payments.  To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Plan Benefits

Because grants of awards under the 2013 Plan are within the discretion of our Compensation Committee or, in the case of director compensation, may be elected by our directors in their discretion, the benefits or amounts that will be received in the future by any participant or groups of participants if the Plan Amendment is approved are not currently determinable. None of the additional shares authorized by the Plan Amendment has been awarded to any of our officers, employees or directors, and none of the shares has been awarded (or promised to be awarded) subject to approval of the amendments to the 2013 Plan.

Vote Required and Recommendation

The affirmative vote of a majority of all votes cast on the proposal is necessary to approve the Plan Amendment and the Section 162(m) performance-based compensation terms. For purposes of this Proposal 2, abstentions will be counted as votes cast and will have the same effect as votes against the proposal, while other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PLAN AMENDMENT
AND THE SECTION 162(m) PERFORMANCE-BASED COMPENSATION TERMS.

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board, which is composed entirely of independent directors, has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015. Even if the appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine that such a change would be in our and our stockholders’ best interests. If our stockholders do not ratify this appointment, the Audit Committee may consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions.

Vote Required and Recommendation

The affirmative vote of a majority of all votes cast on the proposal is necessary to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. For purposes of approving this Proposal 3, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Principal Accountant Fees and Services

The following table summarizes the fees billed by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2014 and 2013.

	2014		2013
Audit Fees	$558,500	(1)	$1,192,549	(2)
Audit-Related Fees	—		—
Tax Fees(3)	$203,750		291,842
All Other Fees	—		—
Total	$762,250		$1,484,391

(1)	Audit fees for 2014 include audit fees for services associated with review of registration statements, related issuances of comfort letters and consents and other services related to SEC matters.
(2)	Audit fees for 2013 include audit fees of our predecessor and fees for services associated with our initial public offering, including review of registration statements, related issuances of comfort letters and consents and other services related to SEC matters.
(3)	Tax fees consist of tax and consulting fees relating to services provided related to tax return preparation, tax consultations and other similar matters.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Policies and Procedures for the Approval of Audit Services and Permitted Non-Audit Services or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit or non-audit services to the Company. Pursuant to the Audit Committee’s pre-approval policy, the Committee has pre-approved certain specified audit, audit-related, tax and other services for the audit cycle ending in March 2016. Permissible audit, audit-related, tax and other services other than those specifically pre-approved pursuant to the pre-approval policy require specific pre-approval by the Audit Committee. All audit, audit-related, tax and other services provided to us for the year ended December 31, 2014 either were pre-approved by the Audit Committee or were approved pursuant to the Audit Committee’s pre-approval policy. Pursuant to the pre-approval policy, the Audit Committee may delegate pre-approval authority to one or more of its members who are required to report any pre-approval decisions to the Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

At the time of adoption of this report, the Audit Committee was composed of Messrs. Barter, Marino and Miller. The members of the Audit Committee are appointed by and serve at the discretion of the Board.

One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the Company’s accounting policies, internal audit function, system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2014 with our management.

The Audit Committee also is responsible for assisting the Board in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed the audited financial statements for the year ended December 31, 2014 with the independent auditors, which are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

The independent auditors have provided to the Audit Committee the written disclosures regarding the independent auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with the independent auditors their independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

Respectfully submitted,

The Audit Committee*

JOHN W. BARTER (Chairman)
PETER A. MARINO
SCOTT D. MILLER

*	After adoption of this report, the Board appointed Stephen E. Westhead to the Audit Committee on March 3, 2015 as a new member to join the then-existing members, which are named in this report.

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Profile

The Company’s corporate governance is structured in a manner that the Board believes closely aligns the Company’s interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board is not staggered, with each of our directors subject to re-election annually;
•	of the eight persons who serve on our Board, seven, or 87.5% of our directors, have been determined by us to be independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act;
•	we have determined that one of our directors qualifies as an “audit committee financial expert” as defined by the SEC;
•	we have opted out of the Maryland business combination and control share acquisition statutes; and
•	we do not have a stockholder rights plan.

The Company’s charter and bylaws provide that the number of directors constituting the Board may be increased or decreased by a majority vote of the entire Board, provided the number of directors may not be greater than 15 and may not be decreased to fewer than the minimum number required under the Maryland General Corporate Law (“MGCL”), currently one director.

There are no family relationships among our executive officers and directors. All board members except for Mr. Williams have been determined by the Board to be independent under applicable NYSE and SEC rules.

Board Leadership Structure

Chad L. Williams has served as Chairman and Chief Executive Officer since May 2013 and was the Chairman and Chief Executive Officer of our predecessor from 2003 until our initial public offering. The Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board. However, it evaluates the combined role of Chairman and Chief Executive Officer as part of the succession planning process. The Board has determined that, based on Mr. Williams’ tenure with the Company and our predecessor since its inception, the perspective and experience he brings as our founder and Chief Executive Officer, and his in-depth knowledge of the Company and the real estate industry, Mr. Williams is well-positioned to lead Board discussions and that the combined role of Chairman and Chief Executive Officer is therefore in the best interests of the Company and stockholders.

To strengthen the role of our independent directors and encourage independent Board leadership, the Board also has established the position of lead independent director, which currently is held by Philip P. Trahanas. In accordance with our Corporate Governance Guidelines, the responsibilities of the lead independent director include, among others:

•	serving as liaison among (i) management, including the Chief Executive Officer, (ii) our other independent directors and (iii) interested third parties and the Board;
•	presiding at executive sessions of the independent directors;
•	serving as the focal point of communication to the Board regarding management plans and initiatives;
•	ensuring that the role between Board oversight and management operations is respected;
•	providing the medium for informal dialogue with and among independent directors, allowing for free and open communication within that group; and
•	serving as the communication conduit for third parties who wish to communicate with the Board.

Our lead independent director will be selected on an annual basis by a majority of independent directors then serving on the Board.

Executive Sessions

During 2014, our non-management directors met in a special executive session without management at our March, May and November Board meetings. Mr. Trahanas, as lead independent director, chaired the sessions. Per our Corporate Governance Guidelines, the Board expects to conduct executive sessions limited to non-management directors at our regularly scheduled Board meetings, and at least annually will hold an executive session limited to independent directors.

Attendance of Directors at 2014 Board Meetings and Annual Meeting of Stockholders

During 2014, the Board held six meetings. Every Board member attended every meeting, with the exception of Mr. Grabe who was unable to attend one of the meetings. Every Board member attended all meetings of each committee of which he or she was a member that were held during 2014.

In accordance with the Company’s corporate governance guidelines, directors are expected to attend the annual meeting of stockholders. All directors except Mr. Westhead attended the 2014 Annual Meeting of Stockholders.

Committees of the Board

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees must have at least three members who are each independent directors, as that term is defined in the NYSE listing standards. Our Board may from time to time establish other committees to facilitate the management of our company.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John W. Barter	X (Chair)*
William O. Grabe		X (Chair)
Catherine R. Kinney		X	X (Chair)
Peter A. Marino	X		X
Scott D. Miller	X		X
Philip P. Trahanas		X
Stephen E. Westhead	X	X	X

*	Audit committee financial expert.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each operate under written charters adopted by the Board. These charters are available on our website at www.qtsdatacenters.com.

Audit Committee

The Audit Committee consists of Messrs. Barter, Marino, Miller and Westhead, and Mr. Barter serves as its chairperson. The Board appointed Mr. Westhead to the Audit Committee on March 3, 2015 as a new member to join the then-existing members. The Audit Committee’s written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Exchange Act and applicable rules and regulations of the SEC, all as in effect from time to time. Our Board has determined that all of the members of the Audit Committee meet the foregoing requirements. The Board also has determined that Mr. Barter is an “audit committee financial expert,” as defined by the applicable SEC regulations and NYSE corporate governance listing standards, and has accounting or related financial management expertise.

The principal functions of the Audit Committee include overseeing:

•	our accounting and financial reporting processes;
•	the integrity and audits of our consolidated financial statements and financial reporting process;
•	our systems of disclosure controls and procedures and internal control over financial reporting;
•	our compliance with financial, legal and regulatory requirements;
•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
•	the performance of our internal audit function;
•	review of all related-party transactions in accordance with our related party transactions policy; and
•	our overall risk profile.

The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also approves the audit committee report required by SEC regulations to be included in our annual Proxy Statement.

During 2014, the Audit Committee met eight times.

Compensation Committee

The Compensation Committee consists of Mr. Grabe, Ms. Kinney, Mr. Trahanas and Mr. Westhead, and Mr. Grabe serves as its chairperson. The Board appointed Mr. Westhead to the Compensation Committee on March 3, 2015 as a new member to join the then-existing members. The principal functions of the Compensation Committee include:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;
•	reviewing and approving the compensation of our other executive officers;
•	reviewing our executive compensation policies and plans;
•	determining the number of shares underlying, and the terms of, stock option and restricted stock awards to be granted to our directors, executive officers and other employees pursuant to these plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

During 2014, the Compensation Committee met five times.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Ms. Kinney, Mr. Miller, Mr. Marino and Mr. Westhead, and Ms. Kinney serves as its chairperson. The Board appointed Mr. Westhead to the Nominating and Corporate Governance Committee on March 3, 2015 as a new member to join the then-existing members. The principal functions of the Nominating and Corporate Governance Committee include:

•	identifying, recruiting and recommending to the full Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders;
•	developing and recommending to the Board corporate governance guidelines, including the committee’s selection criteria for director nominees, and implementing and monitoring such guidelines;
•	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;
•	recommending to the Board nominees for each committee of the Board;
•	annually facilitating the assessment of the Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and
•	overseeing the Board’s evaluation of management.

During 2014, the Nominating and Corporate Governance Committee met four times.

Director Nominee Selection Process

The Nominating and Corporate Governance Committee has set forth in a written policy minimum qualifications that director candidates must possess. At a minimum, a director candidate must possess:

•	high personal and professional ethics and integrity;
•	an ability to exercise sound judgment;
•	an ability to make independent analytical inquiries;
•	an ability and willingness to devote adequate time and resources to perform Board duties diligently, including attending regular and special Board and committee meetings;
•	appropriate and relevant business experience and acumen; and
•	a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to the aforementioned minimum qualifications, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Nominating and Corporate Governance Committee when evaluating a particular candidate. These additional qualities and skills include, among others, the following:

•	whether the person possesses specific industry knowledge, expertise and/or contacts, including in the commercial real estate industry generally and/or the data center industry, and familiarity with general issues affecting the Company’s business;
•	whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC;
•	whether the person would qualify as an “independent” director under the rules of the NYSE and the Company’s Governance Guidelines;
•	the importance of continuity of the existing composition of the Board; and

•	the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates. A director candidate’s background and personal experience, however, will be significant in the Board’s candidate identification and evaluation process to help ensure that the Board remains aware of and responsive to the needs and interests of our customers, stockholders, employees and other stakeholders.

The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (a) members of the Nominating and Corporate Governance Committee, (b) directors of the Company and (c) stockholders of the Company. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates.

As part of the candidate identification process, the Nominating and Corporate Governance Committee will evaluate the skills, expertise and diversity possessed by the current Board, and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board. The Nominating and Corporate Governance Committee also will take into account whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once director candidates have been identified, the Nominating and Corporate Governance Committee then will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Corporate Governance Committee deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee’s process of recommending director candidates. The Nominating and Corporate Governance Committee evaluates the performance of each current director and considers the results of such evaluation when determining whether to recommend the nomination of such director for an additional term. All candidates submitted by stockholders will be evaluated in the same manner as all other director candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. At an appropriate time prior to each annual meeting at which directors are to be elected or re-elected, the Nominating and Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee will recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above.

Board Oversight of Risk Management

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to their respective areas of oversight as follows:

•	Audit Committee: the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also will monitor compliance with legal and regulatory requirements and oversee the performance of our internal audit function.
•	Compensation Committee: the Compensation Committee assesses and monitors compensation policies to ensure that such practices are designed to balance risk and reward in relation to the Company’s overall business strategy and do not encourage excessive risk-taking.

•	Nominating and Corporate Governance Committee: the Nominating and Corporate Governance Committee monitors the general operations of the Board and the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

Our Board and its standing committees also hear reports from the members of management responsible for the matters considered in order to enable our Board and each committee to understand and discuss risk identification and risk management.

The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to effectively monitor the risks discussed above.

Corporate Governance Guidelines

The Board has adopted a set of governance guidelines, the QTS Realty Trust, Inc. Corporate Governance Guidelines, that reflect the Board’s commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with the goal of enhancing stockholder value over the long term. The Corporate Governance Guidelines address, among other things:

•	the responsibilities and qualifications of directors, including director independence;
•	the functioning of the Board;
•	the responsibilities, composition and functioning of the Board committees;
•	the appointment and role of the lead independent director;
•	principles of director compensation; and
•	management succession and review.

A copy of the Corporate Governance Guidelines is available on our website at www.qtsdatacenters.com.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to directors, officers and employees. Among other matters, the code is intended to deter wrongdoing and promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the code.

Only the Audit Committee is able to approve any waiver of the Code of Business Conduct and Ethics for our executive officers or directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.

A copy of the Code of Business Conduct and Ethics is available on our website at www.qtsdatacenters.com. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics by posting such information on our website.

Compensation of Directors

The Board has adopted a non-employee director compensation policy. In accordance with the policy, on an annual basis, each non-employee director receives a grant of securities of the Company with a value of $100,000, which vests on the first anniversary of the grant date, and a cash retainer of $50,000 for services as a director. The lead independent director receives an additional cash retainer of $50,000, which we increased from $22,500 during 2014. Each committee member receives an additional $5,000 cash retainer except for the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, who instead receive an additional annual cash retainer of $15,000. Each non-employee director will be entitled to elect to receive their annual cash retainers in securities of the Company. Directors who are employees of the Company or its subsidiaries will not receive compensation for their services as directors. All directors are reimbursed for their out-of-pocket expenses incurred in connection with the performance of Board duties.

In 2014, each non-employee director chose to receive his or her annual grant of securities and cash retainer (other than the committee specific retainers) in the form of options to purchase our Class A common stock. Thus, on March 5, 2014, Mr. Trahanas received a grant of options to purchase 34,989 shares of Class A common stock, and each of Ms. Kinney and Messrs. Barter, Grabe, Marino, Miller and Westhead received a grant of options to purchase 30,425 shares of Class A common stock, all of which vested on the first anniversary of the grant date.

The following table presents information regarding the compensation paid during 2014 to non-employee directors who served on the Board during the year. Mr. Williams does not receive any compensation for his service as a member of the Board. The compensation paid to Mr. Williams is presented below under “Executive Compensation” in the table titled “2014 Summary Compensation Table” and the related explanatory tables.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
John W. Barter	$15,000	$149,995	$164,995
William O. Grabe	$15,000	$149,995	$164,995
Catherine R. Kinney	$20,000	$149,995	$169,995
Peter A. Marino	$10,000	$149,995	$159,995
Scott D. Miller	$10,000	$149,995	$159,995
Philip P. Trahanas	$5,000	$172,496	$177,496
Stephen E. Westhead	$—	$149,995	$149,995

(1)	Includes 2014 committee member fees and committee chair fees paid by us for service on committees of our Board during 2014.
(2)	Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the options to purchase shares of Class A common stock issued to each of Mr. Barter, Mr. Grabe, Ms. Kinney, Mr. Marino, Mr. Miller, Mr. Trahanas and Mr. Westhead on March 5, 2014. All of the options vested in full on March 5, 2015. The assumptions used to calculate these amounts are described in Note 8 — “Equity and Incentive Compensation Plans” to our consolidated financial statements include in our Annual Report on Form 10-K for the year ended December 31, 2014.

The following table presents the number of outstanding stock option awards, Class O LTIP awards and Class RS LTIP awards held by each of our non-employee directors as of December 31, 2014.

Name	Stock Option Awards Outstanding as of December 31, 2014		Class O LTIP Unit Awards Outstanding as of December 31, 2014(3)		Class RS LTIP Units Awards Outstanding as of December 31, 2014(7)
John W. Barter	59,410	(1)	14,750	(4)	—
William O. Grabe	59,410	(1)	35,000	(5)	—
Catherine R. Kinney	30,425	(2)	9,748	(6)	—
Peter A. Marino	59,410	(1)	—		5,250	(8)
Scott D. Miller	30,425	(2)	9,748	(6)	—
Philip P. Trahanas	63,974	(1)	35,000	(5)	—
Stephen E. Westhead	30,425	(2)	9,748	(6)	—

(1)	28,985 of these options were granted in October 2013 in connection with our initial public offering and vested in full on the first anniversary of the grant date. The remaining options were granted on March 5, 2014 and vested in full on the first anniversary of the grant date.
(2)	All of these options were granted on March 5, 2014 and vested in full on the first anniversary of the grant date.
(3)	Each vested Class O LTIP unit may be converted into a number of OP units equal to (i) (x) the excess of the then-capital account per OP unit over (y) the capital account per OP unit on the date of issuance of the Class O LTIP unit being converted, divided by (ii) the then-capital account per OP unit. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units” for a description of the Class O LTIP units.
(4)	These units were granted on May 27, 2010. 8,112 of these units are vested, and the remaining 6,638 automatically vest in full on March 1, 2016, subject to continued service as a director, but contain a performance-vesting feature that could result in earlier vesting. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Equity Incentive Plans — Vesting and Change of Control — 2010 Plan.”
(5)	These units were granted on November 5, 2012 and vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as a director.
(6)	These units were granted on June 17, 2013 and vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as a director.
(7)	Each vested Class RS LTIP unit converts automatically into one OP unit upon equalization of the Class RS LTIP unit’s capital account with the then-capital account per OP unit. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units” for a description of the Class RS LTIP units.
(8)	Represents unvested Class RS LTIP units. A total of 14,000 of these units were granted on September 1, 2012 and vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as a director.

Certain Company Policies

Stock Ownership Guidelines

We believe that equity ownership by our directors and officers can help align their interests with our stockholders’ interests. To that end, we have adopted formal share ownership guidelines applicable to all of our directors and named executive officers. On an annual basis, we evaluate the ownership status of the directors and named executive officers.

The Chief Executive Officer is required to own securities of the Company equal in value to at least five times his or her base salary. Each of the Company’s other named executive officers is required to own securities of the Company equal to at least three times his or her base salary. The Chief Executive Officer and other named executive officers must comply with the ownership requirement within five years of being so named.

Our stock ownership guidelines with respect to our directors require stock ownership by our directors of four times the annual base cash retainer. Directors must comply with the ownership requirement within five years of becoming a member of the Board and are required to hold shares at this level while serving as a director.

The Nominating and Corporate Governance Committee may waive the stock ownership requirements in the event of financial hardship or other good cause.

Hedging and Pledging of Company Securities

Our Insider Trading Policy prohibits our directors and employees, including our named executive officers, from engaging in the following transactions: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account; and (iv) pledging our securities to secure margins or other loans, subject to limited exceptions.

Board Self-Evaluation

On March 3, 2015, the Board adopted our Board Self-Evaluation Policy to establish and follow best practices in board governance and oversight. Pursuant to the policy, each year the Chair of the Nominating and Corporate Governance Committee will initiate the self-evaluation process by having detailed questionnaires distributed to each member of the Board soliciting input on matters such as board structure and composition, committee structure, board and committee meeting conduct, board support, education and compensation and overall board performance. Results of the questionnaires will be tabulated and analyzed at one of the Board’s regularly scheduled meetings. After discussing the results of the questionnaires, if the Board determines that changes in its governance practices and polices need to be made, management and the Nominating and Corporate Governance Committee will work with the Board to implement the necessary changes.

Policy on Personal Loans to Directors and Executive Officers

On March 3, 2015, the Board adopted our Policy on Personal Loans to Directors and Executive Officers to help ensure our compliance with Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits companies with securities registered in the United States or that are required to file reports with the SEC from extending, arranging or renewing personal loans to or for directors or executive officers. Our policy prohibits the Company or any company affiliated with the Company from, directly or indirectly, extending or maintaining credit, arranging for the extension of credit, or renewing an extension of credit in the form of a personal loan to or for any director or “Executive Officer” (as that term is defined in Rule 3b-7 under the Exchange Act) of the Company, or to any immediate family members of such director or executive officer.

Executive Compensation Recovery Policy

On March 3, 2015, the Board adopted our Executive Compensation Recovery Policy. Pursuant to this policy, in the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that any performance-based compensation paid to certain of our executive officers would have been a lower amount had it been calculated based on such restated results, a committee consisting of the non-management members of the Board (the “Independent Director Committee”) shall review such performance-based compensation. If the Independent Director Committee determines that the executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for a restatement, the committee may seek to recover from the executive the after-tax portion of the difference between the performance-based compensation actually paid and the amount that would have been paid had the performance-based compensation been calculated based on the restated financial statements for the three-year period prior to the restatement.

Communications with the Board

Stockholders and other interested parties may communicate with the Board by either sending written correspondence to the “Lead Director” c/o the Chief Financial Officer of QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213, who will then directly forward such correspondence to the lead independent director, or by e-mailing directly to the independent lead director at leaddirector@qtsdatacenters.com. The lead independent director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has ever been an officer or employee of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. No executive officer serves as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. Accordingly, during 2014 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers.

Name	Position With the Company	Age as of the Annual Meeting
Chad L. Williams	Chairman and Chief Executive Officer	44
William H. Schafer	Chief Financial Officer	57
James H. Reinhart	Chief Operating Officer — Operations	50
Daniel T. Bennewitz	Chief Operating Officer — Sales & Marketing	56
Jeffrey H. Berson	Chief Investment Officer	46
Stanley M. Sword	Chief People Officer	53
Shirley E. Goza	General Counsel	58

Please see “Proposal One: Election of Directors — Directors” starting on page 6 for information regarding Chad L. Williams.

William H. Schafer has served as our Chief Financial Officer since our initial public offering in October 2013. Previously, he served as the Chief Financial Officer of our predecessor from 2010 to our initial public offering. Mr. Schafer has more than 20 years of experience in the REIT industry and 33 years of experience in financial operations, accounting systems and financing activities. Prior to joining our predecessor, Mr. Schafer was the chief financial officer of DDR Corp. (NYSE: DDR) from 1992 to 2010, a public REIT and an owner and developer of retail properties. Prior to joining DDR Corp., Mr. Schafer was a senior manager of PricewaterhouseCoopers LLP. Mr. Schafer earned a Bachelor of Arts degree in business administration from the University of Michigan.

James H. Reinhart has served as our Chief Operating Officer — Operations since our initial public offering in October 2013. Previously, he served as the Chief Operating Officer — Operations of our predecessor from 2012 to our initial public offering. Mr. Reinhart has more than 25 years of experience in operations, technology, marketing and strategy. Prior to joining our predecessor, Mr. Reinhart held various positions at Genworth Financial, Inc. (NYSE: GNW), a financial services company, from 2005 to 2012. In his last position at Genworth Financial, Inc., Mr. Reinhart was the chief strategy and marketing officer of the U.S. Insurance & Wealth Management division. Prior to that, Mr. Reinhart held various positions at Capital One Financial Corporation (NYSE: COF), a financial services company, from 1999 to 2005, the last of which was vice president responsible for call center outsourcing, and various positions at the Hewlett-Packard Company (NYSE: HPQ), a technology products and software company, from 1993 to 1999. Mr. Reinhart earned a Master of Business Administration from the Harvard Graduate School of Business Administration, a Master of Science degree in electrical engineering from the University of Maryland and a Bachelor of Science degree in electrical engineering from the United States Naval Academy.

Daniel T. Bennewitz has served as our Chief Operating Officer — Sales & Marketing since our initial public offering in October 2013. Previously, he served as the Chief Operating Officer — Sales & Marketing of our predecessor from 2012 to our initial public offering. Mr. Bennewitz has more than 30 years of experience in sales, marketing, operations and global leadership positions. Prior to joining our predecessor, Mr. Bennewitz worked at IBM Corporation (NYSE: IBM), an information technology and products company, from 1980 to 2012. Mr. Bennewitz’s responsibilities included product, industry and global leadership positions across the company, and his last position was vice president of IBM’s sales model, a position in which he was responsible for leading IBM’s go-to-market model and sales force transformation. Mr. Bennewitz earned an A.B. degree in economics from Princeton University.

Jeffrey H. Berson has served as our Chief Investment Officer since our initial public offering in October 2013. Previously, he served as the Chief Investment Officer of our predecessor from August 2013 to our initial public offering. Mr. Berson has more than 20 years of experience in investment banking covering data center companies and the technology and telecommunications sectors. Prior to joining our predecessor, Mr. Berson was a Managing Director at UBS AG, an international investment bank, from 2011 to 2013, a Managing Director at Oppenheimer and Co. Inc., an international investment bank, from 2009 to 2011, and a Managing Director at Barclays Capital, an international investment bank, from 2007 to 2009. Prior to 2007,

Mr. Berson spent over 10 years at Canadian Imperial Bank of Commerce in the Investment Banking Department. Mr. Berson earned a Bachelor of Arts degree from the University of Pennsylvania, a Bachelor of Science degree from the Wharton School of the University of Pennsylvania and a Master of Business Administration from the University of Chicago.

Shirley E. Goza has served as our General Counsel since our initial public offering in October 2013. Previously, she served as the General Counsel of our predecessor from 2006 to our initial public offering. Ms. Goza has more than 30 years of experience as a practicing attorney and law professor. Prior to joining our predecessor, Ms. Goza co-owned and operated Focus Trial and Settlement Solutions, a company that facilitated mock trials for trial attorneys, and served as managing partner from 2004 to 2006. Ms. Goza previously was a partner with the law firm Shook, Hardy & Bacon from 2000 to 2004 and was Of Counsel at Spencer Fane Britt & Browne LLP from 1982 to 1990. Ms. Goza taught on the faculty at the University of Missouri, Kansas City School of Law from 1990 through 1997 and was a visiting faculty member at the University of Kansas in 1996. Ms. Goza earned a Juris Doctorate from the University of Kansas and a Bachelor of Arts degree in English and psychology from Pittsburg State University.

Stanley M. Sword has served as our Chief People Officer since February 2015. Prior to joining us, he served as the vice president of Total Rewards for Sprint Corporation (NYSE: S), a telecommunications company, from 2008 to 2015, serving a dual role as vice president of Relationship Management for Sprint’s corporate center functions. Prior to that Mr. Sword served as executive vice president and Chief People Officer for Applebee’s Services, Inc., a restaurant developer and franchiser. Prior to joining Applebee’s, Mr. Sword held various positions at Cerner Corporation (NASDAQ: CERN), a health care information technology provider, the last of which was president of the company’s Great Lakes sales and services unit. From 1993 to 1998, Mr. Sword held various positions at AT&T Corporation (NYSE: T), a telecommunications provider, the last of which was as a partner in the company’s outsourcing practice leading the company’s resource management, knowledge management, professional development and executive recruiting functions. From 1983 to 1993, Mr. Sword held a number of positions at Andersen Consulting, the last of which was senior manager, where he consulted with clients and worked in the firm’s professional education unit. Mr. Sword holds a Bachelor’s degree in Finance from the University of Illinois.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers. Specifically, this section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component that we provide. Each of the key elements of our executive compensation program is discussed in more detail below.

In 2014, our “named executive officers” and their positions were as follows:

Chad L. Williams	Chairman and Chief Executive Officer
William H. Schafer	Chief Financial Officer
James H. Reinhart	Chief Operating Officer — Operations
Daniel T. Bennewitz	Chief Operating Officer — Sales & Marketing
Jeffrey H. Berson	Chief Investment Officer

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

We are a leading owner, developer and operator of state-of-the-art, carrier neutral, multi-tenant data centers. Our data centers are facilities that house the network and computer equipment of multiple customers and provide access to a range of communications carriers. We have a fully integrated platform through which we own and operate our data centers and provide a broad range of information technology, or IT, infrastructure solutions. We refer to our spectrum of core data center products as our “3Cs,” which consists of Custom Data Center, Colocation and Cloud and Managed Services. We believe that we own and operate one of the largest portfolios of multi-tenant data centers in the United States, as measured by gross square footage, and have the capacity to more than double our leased raised floor without constructing or acquiring any new buildings.

As the first full fiscal year following our initial public offering in October 2013, fiscal year 2014 was an important year for us. During 2014, we delivered strong financial performance in a number of areas, as well as completed a number of significant transactions for our company. Our 2014 accomplishments include:

•	Achieved total stockholder return of approximately 36.6% in fiscal year 2014, significantly outperforming the returns of the broader REIT industry over this time period;
•	Operating funds from operations (“FFO”) increased by 49.8% in fiscal year 2014 as compared to 2013;
•	Adjusted EBITDA increased by 32.6% in fiscal year 2014 as compared to 2013;
•	Revenue increased by 22.4% in fiscal year 2014 as compared to 2013;
•	Monthly recurring revenue (“MRR”) increased by 21.2% as of December 31, 2014 as compared to 2013;
•	Return on invested capital placed in service was 15.5% for the fiscal year 2014;
•	Booked-not-billed balance was $57.8 million of annualized revenue as of December 31, 2014, as compared with $28.2 million as of December 31, 2013;
•	Completed the issuance by our operating partnership and another subsidiary of $300 million aggregate principal amount of 5.875% Senior Notes due 2022;
•	Completed the acquisition of a data center facility in Princeton, New Jersey with approximately 560,000 gross square feet, including approximately 58,000 square feet of raised floor, and 12 MW of gross power, and concurrently with this acquisition entered into a 10-year lease for the facility’s 58,000 square feet of raised floor with Atos, an international information technology services company headquartered in Bezos, France; and

•	Completed the acquisition of the former Sun Times Press facility in downtown Chicago, Illinois, which we intend to redevelop into a data center with approximately 400,000 gross square feet with raised floor capacity of approximately 215,000 square feet and 37MW of power.

In light of our overall company performance and the performance of the individual executives during 2014, on March 3, 2015, we awarded annual bonuses of 100% of base salary to Mr. Williams and Mr. Schafer, and annual bonuses of 50% of base salary to our other named executive officers for their performance during 2014. In addition, during 2014 we also granted equity awards in the form of restricted stock to our named executive officers with values ranging from approximately $700,000 to $1,100,000. These grants were made in recognition of the need to retain our senior executive team in the face of a strong demand for talent in the data center industry, and create further alignment of the interests of our executives with stockholders. See “— Special Note Regarding Non-GAAP Financial Measures” for information regarding the performance metrics described above.

Executive Compensation Philosophy and Objectives

We believe that the primary goal of executive compensation is to align the interests of our executive officers with those of our stockholders in a way that allows us to attract and retain the best executive talent. Given the competitive market for executive talent with the specialized knowledge, skills and abilities to be successful in the data center business, the ability to attract and retain executives is imperative to creating long-term value for our stockholders.

•	Central to our ability to attract and retain our executives is providing base salaries that fairly reward them for their value to the organization in successfully performing their respective roles.
•	We view incentive compensation as a means to motivate and reward our executives for performance, including the achievement of our financial and operational objectives, individual goals and value creation for stockholders. In accordance with our “pay for performance” approach, a substantial portion of our executive pay is in the form of short-term, annual cash incentives and long-term, equity-based incentives.
•	We evaluate our executive pay program and make pay decisions within the context of a total compensation framework, in order to ensure our overall compensation objectives are met. In doing so, we recognize the distinct nature of the individual elements of our pay program, but are mindful of the interrelationship of the various components to the successful execution of our overall pay strategy.

Role of the Compensation Committee and Management

The Compensation Committee is comprised of non-employee independent directors who develop, amend and approve our executive compensation program. The Compensation Committee is responsible for the overall design and administration of our executive compensation programs. For a more detailed description of the responsibilities of the Compensation Committee, see “Corporate Governance and Board Matters — Committees of the Board — Compensation Committee.”

Our goal is to maintain a flexible compensation program that allows us to adapt components and levels of compensation in order to motivate, reward and retain individual named executive officers within the context of the attainment of performance objectives. When determining the overall compensation of our named executive officers, including base salaries and annual short-term and long-term incentive amounts, the Compensation Committee considers a number of factors it deems important, including:

•	the executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance;
•	the business environment, our strategy, and our financial, operational and market performance;
•	corporate governance and regulatory factors related to executive compensation; and
•	marketplace compensation levels and practices.

The Compensation Committee makes compensation decisions for our executive officers after careful review and analysis of appropriate performance information and market compensation data. The Compensation

Committee determines the compensation for the Chief Executive Officer. The Chief Executive Officer provides recommendations to the Compensation Committee on the compensation for each executive officer other than himself. The Chief Executive Officer does not make recommendations with respect to his own compensation. The Chief Executive Officer’s recommendations for the other executive officers are based on his personal review of their performance, job responsibilities, and importance to our overall business strategy. Although the Chief Executive Officer’s recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation for all executive officers. The Compensation Committee, by its charter, may delegate its authority to any of its members.

Role of the Compensation Consultant

For fiscal year 2014, the Compensation Committee engaged the services of Towers Watson, an executive compensation consultant, to provide advice and counsel in carrying out its duties. Towers Watson provided the Compensation Committee with market data on executive pay practices and levels, and provided recommendations regarding the structure of executive employment agreements, pay opportunities and equity based incentives.

The Compensation Committee has the sole authority to approve the compensation consultant’s fees and terms of its engagement. The Compensation Committee has reviewed its relationship with Towers Watson to ensure that it believes that Towers Watson is independent from management. This review process includes a review of the services Towers Watson provides, the quality of those services, and fees associated with the services during the fiscal year, as well as consideration of the factors impacting independence that are set forth in NYSE rules.

Use of Comparative Market Data

In 2014, working with Towers Watson, the Compensation Committee reviewed the historical peer group used for evaluating executive pay. Based on this review the Compensation Committee approved new pay comparator groups, which it believes provides a more representative perspective on executive pay practices within similarly sized companies, as well as our labor market for executive talent. The Compensation Committee approved three distinct peer groups for use in evaluating our executive pay practices.

•	Data Center Peers. This group included seven public REITs and non-REITs actively involved in the development, ownership and management of data centers. This group represents organizations against which we compete directly for business and executive talent.
•	Technology Industry Peers. This group included 10 publicly traded, high-growth technology companies with cloud-based service offerings. The Compensation Committee believes this group is a relevant comparator given our 3C strategy and focus on technology services.
•	REIT Peers. This group included 15 publicly traded REITs similar in size to us based on total capitalization. This group was used by the Compensation Committee to provide a perspective on pay practices of comparably sized organizations in the REIT industry.

Listed below are the companies included in each of the three comparator groups approved by the Compensation Committee.

Data Center Peers	Technology Peers	REIT Peers
CoreSite Realty Corporation	Carbonite, Inc.	Aviv REIT, Inc.
CyrusOne Inc.	Digital River Inc.	Campus Crest Communities, Inc.
Digital Realty Trust Inc.	Fleetmatics Group PLC	Cedar Realty Trust, Inc.
DuPont Fabros Technology, Inc.	Internap Network Services Corp.	CoreSite Realty Corporation
Equinix, Inc.	Limelight Networks, Inc.	CyrusOne Inc.
Internap Network Services Corp.	LogMeIn, Inc.	Excel Trust, Inc.
Rackspace Hosting, Inc.	Medidata Solutions, Inc.	First Potomac Realty Trust
	Perficient Inc.	Hudson Pacific Properties, Inc.
	RealPage, Inc.	Kite Realty Group Trust
	SPS Commerce, Inc.	LTC Properties Inc.
Monmouth Real Estate Investment Corp.
National Healthcare Corp.
STAG Industrial, Inc.
Summit Hotel Properties, Inc.
Urstadt Biddle Properties Inc.

The Compensation Committee used pay information based on these comparative groups to guide its review of the total compensation of our executive officers. The Compensation Committee focuses on ensuring that the elements of our executive compensation program are consistent with peer and industry trends. However, the Compensation Committee does not benchmark compensation to a specific percentage of the compensation of these comparative groups or otherwise apply a formula or assign the comparative groups a relative weight.

Elements of Executive Officer Compensation Program

The following is a summary of the elements of and amounts paid under our executive officer compensation programs for fiscal year 2014. The annualized 2014 compensation for each of our named executive officers was determined based on a review of publicly disclosed compensation packages of executives of other public real estate and technology companies.

Annual Base Salary.  Our named executive officers’ base salaries represent a fixed level of compensation that is meant to reward them fairly for their value to the company based on their respective roles and responsibilities. Our named executive officers’ base salaries were negotiated as a part of their employment agreements in 2013, each of which provide that the officer’s annual base salary will be reviewed not less frequently than annually by the Compensation Committee. When originally establishing base salaries, our Compensation Committee considered each executive’s role and responsibility, experience, knowledge, unique skills and future potential with our company, as well as salary levels for similar positions in our target market and internal pay equity. Following its annual review, the Compensation Committee did not adjust the base salaries of our named executive officers, which were as follows in 2014:

Name	2014 Base Salary
Chad L. Williams	$550,000
William H. Schafer	$350,000
James H. Reinhart	$350,000
Daniel T. Bennewitz	$350,000
Jeffrey H. Berson	$325,000

Annual Cash Bonus.  Annual cash bonuses are designed to motivate our executive officers to achieve performance at both a company and individual level. Under the terms of their employment agreements, our executives have defined target annual bonuses, expressed as a percentage of each executive’s respective salary. In November 2014, based on the market data provided by Towers Watson, and taking into consideration internal pay equity among the named executive officers, the Compensation Committee increased the target annual bonus opportunities for certain of our executives and determined that these targets would apply for the full 2015 performance year. The following table provides detail on each executive’s 2014 and 2015 target bonus opportunities:

	Annual Target Bonus – % of Salary
Name	2014	2015
Chad L. Williams	100%	100%
William H. Schafer	100%	100%
James H. Reinhart	50%	100%
Daniel T. Bennewitz	50%	100%
Jeffrey H. Berson	50%	100%

For annual bonuses with respect to the 2014 fiscal year, the Compensation Committee reviewed the performance of the Company and each executive and approved bonus payouts for each executive in light of his 2014 bonus target. In making the bonus decisions, the Compensation Committee considered the following:

•	the results of the Company’s performance during 2014, including the level of overall Company revenue, MRR, Operating FFO, Adjusted EBITDA, booked-not-billed MRR balance as of December 31 and return on invested capital; and
•	his or her individual responsibilities, experience, qualifications, individual performance and contributions to our company, as well as an analysis of data from the comparative group discussed previously.

The Compensation Committee considers all relevant facts and circumstances when evaluating performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions, and retains the ability to exercise its judgment and discretion to adjust the bonus payout up or down.

The following table details each named executive officer’s 2014 target bonus opportunity and the actual bonus approved by the Compensation Committee based on 2014 performance.

	Target Bonus		Actual Bonus for 2014
Name	% of Salary	Value	% of Salary	Value
Chad L. Williams	100%	$550,000	100%	$550,000	(1)
William H. Schafer	100%	$350,000	100%	$350,000	(2)
James H. Reinhart	50%	$175,000	50%	$175,000
Daniel T. Bennewitz	50%	$175,000	50%	$175,000
Jeffrey H. Berson	50%	$162,500	50%	$162,500

(1)	Consists of $357,521 in cash and 5,375 shares of restricted Class A common stock, which were granted on February 27, 2015 and vest ratably over the first four anniversaries of the date of grant. The aggregate grant date value of these shares of restricted stock was $192,479, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the closing grant date price of $35.81 by the number of shares of restricted stock granted. Mr. Williams elected to receive approximately 35% of his bonus in restricted stock in order to increase the amount of budgeted cash available for awarding 2014 cash bonuses to employees of the Company.
(2)	Consists of $227,530 in cash and 3,420 shares of restricted Class A common stock, which were granted on February 27, 2015 and vest ratably over the first four anniversaries of the date of grant. The aggregate grant date value of these shares of restricted stock was $122,470, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the closing grant date price of $35.81 by the number of shares of restricted stock granted. Mr. Schafer elected to receive approximately 35% of his bonus in restricted stock in order to increase the amount of budgeted cash available for awarding 2014 cash bonuses to employees of the Company.

The foregoing bonuses with respect to 2014 performance were awarded by the Compensation Committee on February 27, 2015. During 2014, the Compensation Committee awarded annual cash bonuses to each of our named executive officers with respect to 2013 performance. The following table details each named executive officer’s 2013 target bonus opportunity and the actual bonus approved by the Compensation Committee based on 2013 performance.

	Target Bonus		Actual Bonus for 2013
Name	% of Salary	Value	% of Salary(1)	Value
Chad L. Williams	100%	$550,000	90%	$495,000
William H. Schafer	100%	$350,000	90%	$315,000
James H. Reinhart	50%	$175,000	45%	$157,500
Daniel T. Bennewitz	50%	$175,000	45%	$157,500
Jeffrey H. Berson	50%	$162,500	45%	$146,250

(1)	The named executive officers elected to receive only 90% of their target bonuses in order to reward employees of the Company for a strong financial performance and for successfully taking the Company public. The remaining 10% that otherwise would have been paid to the named executive officers was instead used to fund employee bonuses.

Equity Awards.  We provide equity awards pursuant to the 2013 Plan. We believe that it is in our best interests to have an element of retention in our compensation programs and that it is important for members of our management team and other key employees to receive equity awards that align their interests with the interests of our stockholders.

In November 2014, based on the competitive compensation review completed by Towers Watson, the Compensation Committee established annual long-term incentive targets for the named executive officers effective beginning in 2015. These targets were established at levels the Compensation Committee believes would create competitive total annual compensation opportunities for each executive. The following table details each named executive officer’s target annual equity award value established by the Compensation Committee.

	Annual Equity Award Targets
Name	% of Salary	Value(1)
Chad L. Williams	400%	$2,200,000
William H. Schafer	200%	$700,000
James H. Reinhart	200%	$700,000
Daniel T. Bennewitz	200%	$700,000
Jeffrey H. Berson	200%	$650,000

(1)	Based on each executive 2014 base salary.

On February 27, 2015, the Compensation Committee awarded options to purchase Class A common stock and shares of restricted Class A common stock to each of the above-named executive officers with an aggregate grant date value equal to the targets listed in the table above. Approximately 25% of the award value was granted as options to purchase Class A common stock and 75% as shares of restricted Class A common stock. Accordingly, Mr. Williams was awarded 68,750 options and 46,076 shares of restricted stock, Messrs. Schafer, Bennewitz and Reinhart each were awarded 21,875 options and 14,660 shares of restricted stock and Mr. Berson was awarded 20,313 options and 13,613 shares of restricted stock. In determining to make these awards, the Compensation Committee considered the same company-specific and individual performance factors and other circumstances that the Compensation Committee considered in awarding annual bonuses with respect to the 2014 fiscal year, as described on page 40 above. Based on this review, the Compensation Committee determined to make these awards in light of each executive’s target annual equity award value described above.

Also in November 2014, the Compensation Committee, with the assistance of Towers Watson, completed an executive retention analysis to assess the level of retention created by our existing compensation program. The Compensation Committee noted that a number of our direct data center competitors were in the midst of leadership transitions at the executive level and were concerned with our ability to retain our current executive team. The Compensation Committee evaluated the current and projected level of retention created by our outstanding unvested equity awards relative to our data center competitors. Based on this review, on November 3, 2014, the Compensation Committee approved one-time awards of restricted stock to our named executive officers to ensure our ability to retain these executives. The following table details these grants of restricted stock to our named executive officers:

	Restricted Stock Awards
Name	Shares	Grant Date Fair Value(1)
Chad L. Williams	—	$—
William H. Schafer	22,528	$799,969
James H. Reinhart	30,977	$1,099,993
Daniel T. Bennewitz	30,977	$1,099,993
Jeffrey H. Berson	19,712	$699,973

(1)	Reflects the aggregate grant date value of restricted stock awards granted on November 3, 2014, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of the restricted stock was calculated by multiplying the closing grant date price of $35.51 by the number of shares of restricted stock granted.

These awards vest ratably over the first four anniversaries of the date of grant, subject to continued service as an employee.

We expect to design and administer our equity incentive portion of our executive compensation program to focus our executive officers on, and reward them for, achieving our long-term goals and enhancing stockholder value. In determining future equity awards, we anticipate that our Compensation Committee will take into account our company’s overall financial and operational performance, stockholder returns, individual contributions and competitive market practices.

All of our outstanding LTIP units were granted by our operating partnership at times prior to our initial public offering under our operating partnership’s equity incentive plan — the QualityTech, LP 2010 Equity Incentive Plan (the “2010 Plan”) — which was established by the former general partner of our operating partnership for the purpose of granting awards of partnership unit options, restricted units and profits interests in the operating partnership to employees, directors and other service providers of the operating partnership. Since our initial public offering we have not, and we will not, make any further awards under the 2010 Plan. Following our initial public offering, the only awards that remain outstanding under the 2010 Plan are our outstanding LTIP units.

Retirement Savings Opportunities.  All employees, including our executive officers, who satisfy certain eligibility requirements, may participate in our 401(k) Retirement Savings Plan, or 401(k) plan. This plan allows our employees to save for retirement in a tax efficient manner. Under the 401(k) plan, employees are eligible to defer a portion of their salary or annual cash compensation, and we, at our discretion, may make a matching contribution and/or a profit sharing contribution. During 2014, we matched 25% of the first 4% of an employee’s contributions, and 50% of the next 2% of an employee’s contributions (subject to qualified plan maximum amounts). We provide no supplemental or additional retirement benefits for our executives.

Health and Welfare Benefits.  We provide what we believe is a competitive benefits package to employees in order to attract and retain our employees by providing a level of security through these benefits that is consistent with the market. Our health and welfare benefits include medical, dental, vision, disability insurance and life insurance benefits. These benefits are made available to all full-time employees meeting our eligibility requirements.

Perquisites and Supplemental Benefits.  In limited circumstances, we provide perquisites and supplemental benefits to our executives officers. These perquisites currently include financial planning assistance, and with respect to Mr. Schafer, a corporate country club membership and the reimbursement of supplemental disability insurance premiums.

Employment Agreements

We have entered into employment agreements with each of our executive officers. These agreements protect our executives by providing:

•	economic stability that enables our executive officers to focus on the performance of their duties;
•	death or disability payments and benefits in the event of certain terminations of employment; and
•	in some cases, payments and benefits in the event of certain terminations following a change of control in our company.

In addition, these agreements protect the company from certain business risks such as threats from competitors, loss of confidentiality, disparagement and solicitation of employees. Consistent with good governance practices, our employment agreements do not include Section 280G excise tax gross-ups. The employment agreements are described in more detail below under “Compensation of Executive Officers — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” section below.

Tax and Accounting Considerations

Code Section 162(m).  Generally, Section 162(m) of the Code, or Section 162(m), disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless such compensation qualifies as “performance-based compensation” within the meaning of the Code. Our Compensation Committee may seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m). As such, in approving the amount and form of compensation for our executive officers in the future, our Compensation Committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). However, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Furthermore, under a Section 162(m) transition rule for compensation plans of corporations which are privately held and which become publicly held in an initial public offering, certain awards under the 2013 Plan and other pre-existing plans will not be subject to Section 162(m) until the expiration of a post-closing transition period, which will occur on the earliest to occur of our annual stockholders’ meeting in 2017, a material modification or expiration of the applicable plan or the exhaustion of the shares or other compensation reserved for issuance under the plan.

Code Section 409A.  Section 409A of the Internal Revenue Code of 1986, or Section 409A, requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Accounting for Stock-Based Compensation.  We follow FASB Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Special Note Regarding Non-GAAP Financial Measures

This Compensation Discussion and Analysis contains certain non-GAAP financial measures, which are described in more detail as follows:

•	Operating FFO. We generally calculate Operating FFO as FFO (calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT) excluding certain non-recurring and primarily non-cash charges and gains and losses that management believes are not indicative of the results of our operating real estate portfolio. A reconciliation of Operating FFO to net income (loss) is included on pages 79 – 80 of our Annual Report on Form 10-K for the year ended December 31, 2014.
•	Adjusted EBITDA. We calculate Adjusted EBITDA as EBITDA (net income (loss) adjusted to exclude interest expense and interest income, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization) excluding unamortized deferred financing costs, gains on extinguishment of debt, transaction costs, equity-based compensation expense, restructuring charge, gain (loss) on legal settlement and gain on sale of real estate. A reconciliation of Adjusted EBITDA to net income (loss) is included on pages 82 – 83 of our Annual Report on Form 10-K for the year ended December 31, 2014.
•	MRR. We calculate MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. We define booked-not-billed as our customer leases that have been signed, but for which lease payments have not yet commenced. A reconciliation of MRR to total revenues is included on pages 80 – 81 of our Annual Report on Form 10-K for the year ended December 31, 2014.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Compensation Committee*

WILLIAM O. GRABE (Chairman)
CATHERINE R. KINNEY
PHILIP P. TRAHANAS

*	After adoption of this report, the Board appointed Stephen E. Westhead to the Compensation Committee on March 3, 2015 as a new member to join the then-existing members, which are named in this report.

COMPENSATION OF EXECUTIVE OFFICERS

The following tables set forth certain compensation information for each of our named executive officers. Our named executive officers are: Chad L. Williams, our Chairman and Chief Executive Officer, William H. Schafer, our Chief Financial Officer, James H. Reinhart, our Chief Operating Officer — Operations, Daniel T. Bennewitz, our Chief Operating Officer — Sales & Marketing, and Jeffrey H. Berson, our Chief Investment Officer.

Summary Compensation Table

The following table sets forth a summary of all compensation earned, awarded or paid to our named executive officers in the fiscal years ended December 31, 2014 and 2013.

Name and Position	Year	Salary(1)	Bonus(1)		Stock Awards(2)	Option Awards(3)	All Other Compensation(4)	Total
Chad L. Williams Chairman and Chief Executive Officer	2014	$550,000	$550,000	(5)	$—	$—	$32,791	$1,132,791
	2013	$550,000	$495,000		$412,482	$137,498	$129,566	$1,724,546

William H. Schafer Chief Financial Officer	2014	$350,000	$350,000	(6)	$799,969	$—	$43,182	$1,543,151
	2013	$350,000	$315,000		$262,500	$87,496	$256,011	$1,271,007

James H. Reinhart Chief Operating Officer – Operations	2014	$350,000	$175,000		$1,099,993	$—	$25,305	$1,650,298
	2013	$350,000	$157,500		$262,500	$87,496	$38,449	$895,945

Daniel T. Bennewitz Chief Operating Officer – Sales & Marketing	2014	$350,000	$175,000		$1,099,993	$—	$25,689	$1,650,682
	2013	$350,000	$157,500		$262,500	$87,496	$38,652	$896,148

Jeffrey H. Berson Chief Investment Officer	2014	$325,000	$162,500		$699,973	$—	$17,965	$1,205,438
	2013	$325,000	$146,250		$893,739	$81,249	$9,079	$1,455,317

(1)	2013 amounts include amounts related to service as an executive officer of our predecessor prior to our initial public offering in October 2013.
(2)	2014 amounts reflect the aggregate grant date value of restricted stock awards granted on November 3, 2014, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the closing grant date price of $35.51 by the number of shares of restricted stock granted. 2013 amounts reflect the aggregate grant date value of restricted stock awards granted concurrently with our initial public offering on October 15, 2013, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the initial public offering share price of $21.00 by the number of shares of restricted stock granted.
(3)	2013 amounts reflect the aggregate grant date fair value of options granted concurrently with our initial public offering on October 15, 2013, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 8 — “Partners’ Capital, Equity and Incentive Compensation Plans” to our consolidated financial statements include in our Annual Report on Form 10-K for the year ended December 31, 2014.
(4)	Consists of the value of our 401(k) plan match, financial planning assistance, premiums for medical, dental, long-term disability and group term life insurance and, with respect to Mr. Schafer only, fees for a corporate country club membership and the reimbursement of supplemental disability insurance premiums. For 2014, on an individual basis, these amounts include, among other things:
•	with respect to Mr. Williams, approximately $15,397 of financial and investment planning services, $11,645 of medical insurance premiums and $4,038 in matching 401(K) contributions made by the Company;
•	with respect to Mr. Schafer, $7,233 of financial and investment planning services, $11,645 of medical insurance premiums; $8,184 of disability insurance premiums; $9,210 for a corporate country club membership and $5,200 in matching 401(K) contributions made by the Company;

•	with respect to Mr. Reinhart, $6,000 of financial and investment planning services; $12,894 of medical insurance premiums and $5,200 in matching 401(K) contributions made by the Company;
•	with respect to Mr. Bennewitz, $6,384 of financial and investment planning services; $12,894 of medical insurance premiums and $5,200 in matching 401(K) contributions made by the Company; and
•	with respect to Mr. Berson, $12,894 of medical insurance premiums and $3,969 in matching 401(K) contributions made by the Company.
(5)	Consists of $357,521 in cash and 5,375 shares of restricted Class A common stock, which were granted on February 27, 2015 and vest ratably over the first four anniversaries of the date of grant. The aggregate grant date value of these shares of restricted stock was $192,479, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the closing grant date price of $35.81 by the number of shares of restricted stock granted. Mr. Williams elected to receive approximately 35% of his bonus in restricted stock in order to increase the amount of budgeted cash available for awarding 2014 cash bonuses to employees of the Company.
(6)	Consists of $227,530 in cash and 3,420 shares of restricted Class A common stock, which were granted on February 27, 2015 and vest ratably over the first four anniversaries of the date of grant. The aggregate grant date value of these shares of restricted stock was $122,470, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the closing grant date price of $35.81 by the number of shares of restricted stock granted. Mr. Schafer elected to receive approximately 35% of his bonus in restricted stock in order to increase the amount of budgeted cash available for awarding 2014 cash bonuses to employees of the Company.

2014 Grants of Plan-Based Awards

The following table sets forth information concerning the grants of plan-based awards made to each of our named executive officers for the fiscal year ended December 31, 2014.

Name and Position	Grant Date	Number of Shares of Stock(1)	Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock(2)
Chad L. Williams Chairman and Chief Executive Officer	N/A	—	—	—	$—
William H. Schafer Chief Financial Officer	11/3/14	22,528	—	—	$799,969
James H. Reinhart Chief Operating Officer – Operations	11/3/14	30,977	—	—	$1,099,993
Daniel T. Bennewitz Chief Operating Officer – Sales & Marketing	11/3/14	30,977	—	—	$1,099,993
Jeffrey H. Berson Chief Investment Officer	11/3/14	19,712	—	—	$699,973

(1)	These awards vest ratably over the first four anniversaries of the date of grant, subject to continued service as an employee.
(2)	Amounts represent the aggregate grant date fair value of shares of restricted Class A common stock granted to our executive officers on November 3, 2014, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of the restricted stock was calculated by multiplying the closing grant date price of $35.51 by the number of shares of restricted stock granted.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Executive Employment Agreements

We have entered into employment agreements with each of Messrs. Williams, Schafer, Reinhart, Bennewitz and Berson.

Williams Employment Agreement

Mr. Williams’ employment agreement provides for a three-year term with automatic renewal terms of one year, unless either party gives a non-renewal notice within a specified time frame. Mr. Williams is obligated to devote substantially all of his business time and effort to the performance of his duties to us, provided that he is permitted to engage in other specified activities, including engaging in civic, charitable and religious activities and management of personal investments and affairs, including active involvement in real estate or other investments not involving data centers in any material respect, in each case so long as such activities do not materially and adversely interfere with Mr. Williams’ discharge of his duties and obligations to us.

Mr. Williams’ employment agreement provides for a base salary of $550,000, a bonus opportunity targeted at 100% of base salary for targeted performance, with additional amounts being paid for exceptional performance as determined by the Compensation Committee, and paid vacation of 25 days or the number of days granted to any other executive, whichever is greater. In addition, upon termination of Mr. Williams’ employment agreement, other than as a result of a termination for “cause” or a resignation without “good reason,” as those terms are defined in the employment agreement, Mr. Williams will, upon execution of a release acceptable to us, be eligible to receive the following benefits in addition to his then-accrued compensation (as defined below):

•	a lump sum cash payment equal to the sum of (A) two times his then-current base salary and (B) two times his annual bonus for the year of termination, calculated assuming achievement of all performance goals necessary to achieve the maximum bonus level;
•	full vesting of his equity awards; and
•	the right to continued participation by Mr. Williams and his family members, for a period of 24 months, in our group health plans (or, if the same is not permitted by law or the terms of the plan, reimbursement of the cost of equivalent coverage), subject to reimbursement by Mr. Williams of the cost of such participation by his extended family members.

In the event Mr. Williams is terminated other than as a result of a termination for cause or a resignation without good reason within two years following a “change in control,” Mr. Williams will be eligible to receive the severance compensation set forth above, provided that (1) the payment set forth in the first bullet point set forth above will be calculated with a three times multiple, and (2) Mr. Williams also will be entitled to one year of outplacement services and support. In the event Mr. Williams is terminated as a result of death or disability, he will be eligible to receive the severance compensation set forth above, provided that the payment set forth in the first bullet point set forth above will be calculated with a one times multiple.

Pursuant to Mr. Williams’ employment agreement, we provide standard company health insurance to cover Mr. Williams and members of his immediate family (and, if coverage of his immediate family is not permitted by law or the terms of the plan, he will be reimbursed for the cost of equivalent coverage). We also provide standard company health insurance to cover specified members of Mr. Williams’ extended family, provided that Mr. Williams will reimburse us for the cost of such coverage. In addition, Mr. Williams is provided with administrative support commensurate with his position as well as executive support services applicable to other senior executives. Mr. Williams may also from time to time seek assistance from two of our employees for personal accounting and financial matters. To the extent that Mr. Williams utilizes other employees for matters unrelated to our business, such arrangements will be in accordance with established procedures, including reimbursement of the reasonable value associated with any material use.

Mr. Williams’ employment agreement provides that, during the term and for a period of one year following his termination, Mr. Williams will not (a) directly or indirectly, engage in any business involving the development, construction, acquisition, ownership or operation of data center properties, colocation facilities and/or the provision of managed services in the United States, whether such business is conducted by the executive individually or as a principal, partner, member, stockholder, joint venturer, director, trustee, officer, employee, consultant, advisor or independent contractor of any person or (b) own any interests in any data center facilities, colocation facilities or managed service providers in the United States, other than up to five percent of the outstanding shares of any public company. Moreover, Mr. Williams’ employment agreement also provides that, during the term and for a one-year period following his termination, he will not solicit any of our customers for data center space within the United States, encourage any of our customers to reduce their patronage of us, solicit or hire any of our current employees or independent contractors, or encourage any of our employees or independent contractors to terminate their employment with, or cease rendering services to, us. In addition, Mr. Williams’ employment agreement provides for a confidentiality covenant on the part of Mr. Williams and a covenant that both we and Mr. Williams agree not to talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the other.

Mr. Williams’ employment agreement generally defines:

•	“change in control” as (i) the acquisition by a person, entity or affiliated group, in a transaction or series of transactions, of at least 30% of the total combined voting power of our outstanding securities, (ii) individuals who, at the beginning of any 12 month period, constitute our Board cease for any reason to constitute a majority of our Board at the end of such 12 month period, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose, (iii) a merger, consolidation or recapitalization following which voting securities prior to the transaction represent less than 70% of our voting securities after the transaction, or (iv) a sale of all or substantially all of our assets;
•	“cause” as Mr. Williams’ (i) willful act or omission that causes material harm and represents a breach of his obligation to maintain the company’s confidential information, (ii) conviction and exhaustion of all appeals of, or pleading guilty or nolo contendere to, a crime that constitutes a felony involving dishonesty or moral turpitude, or (iii) willful commission of an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company; and
•	“good reason” as (i) the diminution in Mr. William’s authority, duties or responsibilities, or any adverse change in his title as chief executive officer of the Company or in his title as Chairman of the Board (including failure of Mr. Williams to be elected Chairman of the Board at any annual meeting of stockholders), or failure of the Board to nominate Mr. Williams for election as Chairman of the Board at any annual meeting of stockholders, (ii) movement of Mr. William’s place of employment by more than fifty miles from Overland Park, Kansas, (iii) any diminution in Mr. William’s base compensation, as in effect from time to time, (iv) a material breach by the Company of any term of the employment agreement, or (v) the failure of any successor to the Company to assume the agreement.

Schafer Amended and Restated Employment Agreement

Mr. Schafer’s amended and restated employment agreement provides for an initial term expiring March 31, 2016 with automatic renewal terms of one year, unless either party gives a non-renewal notice within a specified time frame. Mr. Schafer is obligated to devote substantially all of his business time and effort to the performance of his duties to us, provided that he is permitted to engage in other specified activities, including civic, charitable and religious activities and management of personal investments and affairs, so long as such activities do not materially and adversely interfere with Mr. Schafer’s discharge of his duties and obligations to us.

Our employment agreement with Mr. Schafer provides for a base salary of $350,000, a bonus opportunity targeted at 100% of base salary for threshold performance, with additional amounts being paid for exceptional performance as determined by the Compensation Committee, and four weeks’ paid vacation. In addition, upon termination of Mr. Schafer’s employment agreement, other than as a result of a termination for “cause,” a resignation without “good reason” or a termination following death or disability, as each of those terms are defined in the employment agreement, Mr. Schafer will, upon execution of a release acceptable to us, be eligible to receive the following benefits in addition to his then-accrued compensation (as defined below):

•	a lump sum cash payment equal to the sum of (A) one times his then current base salary, (B) his prorated bonus for the year of termination, and (C) one times his annual bonus for the year of termination, calculated assuming achievement of all performance goals necessary to achieve the maximum bonus level;
•	solely in the case of termination without cause or with good reason, vesting of any equity awards that otherwise would have vested during the term in which the termination occurred;
•	solely in the case of death or disability, full vesting of equity awards; and
•	continued coverage under our health insurance plans for one year following termination (provided that if such continuation is not possible, we will reimburse an amount equal to the cost of health insurance coverage for Mr. Schafer and his family for one year following his termination that is substantially similar to the coverage provided to Mr. Schafer under our health insurance plans prior to his termination) and reimbursement of premiums for any subsequent COBRA continuation coverage.

In the event Mr. Schafer’s employment is terminated because we elect not to renew his employment agreement, then Mr. Schafer will be deemed to have been terminated without cause and eligible to receive the severance payments set forth above. In addition, in the event Mr. Schafer is terminated other than as a result of a termination for cause or a resignation without good reason within two years following a “change in control,” he will be eligible to receive the following benefits in addition to his then-accrued compensation (as defined below):

•	a lump sum cash payment equal to the sum of (A) two times his then current base salary and (B) two times his annual bonus for the year of termination, calculated assuming achievement of all performance goals necessary to achieve the maximum bonus level;
•	reimbursement of the cost of health, disability and accidental death, and dismemberment insurance in an amount not less than that provided at the time of Mr. Schafer’s termination or, if greater, on the date on which the change in control occurred, until the earlier of (x) the date on which Mr. Schafer becomes eligible to receive substantially the same or greater benefits from another employer or (y) the second anniversary of the date of his termination; and
•	one year of outplacement services and support.

Mr. Schafer’s employment agreement provides that, during the term and for a period of one year following his termination, he may not, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other company, corporation, partnership, proprietorship, firm, association or other business entity engaged in the business of, or otherwise engage in the business of, acquiring, owning, developing or managing data centers, other than the ownership of up to five percent of the outstanding shares of any public company. Moreover, Mr. Schafer’s employment agreement provides that, during the term and for a one-year period following his termination, he will not solicit any of our customers for data center space within the United States, encourage any of our customers to reduce their patronage of us, solicit or hire any of our current employees or independent contractors or former employees or independent contractors who left employment within the prior year, or encourage any of our employees or independent contractors to terminate their employment with, or cease rendering services to, us. In addition, Mr. Schafer’s employment agreement provides for a confidentiality covenant on the part of Mr. Schafer and a covenant that both we and Mr. Schafer agree not to talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the other.

Mr. Schafer’s employment agreement defines “change in control” in the same manner as Mr. Williams’ employment agreement as described above in the section called “— Williams Employment Agreement.” In addition, Mr. Schafer’s employment agreement generally defines:

•	“cause” as Mr. Schafer’s (i) willful act or omission that causes material harm and represents (a) a material breach of the agreement or (b) any breach of certain covenants in the agreement, including those related to confidential information, non-disparagement, non-competition, non-solicitation and cooperation, (ii) conviction of, or pleading guilty or nolo contendere to, a crime that constitutes a felony or a misdemeanor involving dishonesty or moral turpitude; (iii) willful and material violation of the written rules, regulations, procedures, or policies relating to the conduct of employees, directors or officers of the Company that cause material harm; (iv) commission of an act of dishonesty, theft, fraud, embezzlement or material misappropriation of property of the Company; or (v) act that will or is reasonably expected to have, a significant adverse effect on the business or reputation of the Company unless such act was taken with the good faith belief that it was in the best interest of the Company; and
•	“good reason” as (i) a material diminution in Mr. Schafer’s authority, duties or responsibilities, or any significant adverse change in his title as chief financial officer of the Company, (ii) movement of Mr. Schafer’s place of employment more than fifty miles from Overland Park, Kansas, (iii) a material diminution in Mr. Schafer’s base compensation, as in effect from time to time, or (iv) a material breach by the Company of any term of the employment agreement.

Reinhart, Bennewitz and Berson Employment Agreements

The employment agreements of Messrs. Reinhart, Bennewitz and Berson provide for a two-year term with automatic renewal terms of one year, unless either party gives a non-renewal notice within a specified time frame. The executive is obligated to devote substantially all of his or her business time and effort to the performance of his duties to us, provided that he or she is permitted to engage in other specified activities, including civic, charitable and religious activities and management of personal investments and affairs, so long as such activities do not materially and adversely interfere with his or her discharge of his duties and obligations to us.

The employment agreements with each of Messrs. Reinhart, Bennewitz and Berson provide for base salaries of $350,000, $350,000 and $325,000, respectively, a bonus opportunity equal to 50% of base salary and four weeks’ paid vacation. In addition, upon termination of these employment agreements, other than as a result of a termination for “cause” or a resignation without “good reason,” as those terms are defined in each employment agreement, the executive will, upon execution of a release acceptable to us, be eligible to receive the following benefits in addition to his or her then-accrued compensation (as defined below):

•	a lump sum cash payment equal to the sum of (A) one times his or her then current base salary, and (B) one times his or her target bonus for the year of termination;
•	a lump sum cash payment equal to all bonus amounts earned but not yet paid for the year prior to the year of termination;
•	vesting of any equity awards that otherwise would have vested during the term in which the termination occurred;
•	solely in the case of Mr. Berson, full vesting of his initial, one-time equity award granted pursuant to the terms of his employment agreement
•	reimbursement of premiums for COBRA continuation coverage; and
•	one year of outplacement services and support.

In the event of termination for death or disability, the executive will receive full vesting of his or her equity awards.

In the event we elect not to renew the initial term of Mr. Reinhart’s or Mr. Bennewitz’s employment agreement, he will be deemed to have been terminated without cause and eligible to receive the severance payments set forth above. Similarly, in the event we elect not to renew the initial term or the next renewal term of Mr. Berson’s employment agreement, he will be deemed to have been terminated without cause and eligible to receive the severance payments set forth above.

The employment agreements of Messrs. Reinhart, Bennewitz and Berson provide that, during the term and for a period of one year following the executive’s termination, the executive will not (a) directly or indirectly, engage in any business involving the development, construction, acquisition, ownership or operation of data center properties, colocation facilities and/or the provision of managed services, whether such business is conducted by the executive individually or as a principal, partner, member, stockholder, joint venturer, director, trustee, officer, employee, consultant, advisor or independent contractor of any person or (b) own any interests in any data center facilities, colocation facilities or managed service providers, in each case in the United States, other than up to five percent of the outstanding shares of any public company. Moreover, each of these employment agreements provides that, during the term and for a one-year period following the executive’s termination, the executive will not solicit any of our customers for data center space within the United States, encourage any of our customers to reduce their patronage of us, solicit or hire any of our current employees or independent contractors or former employees or independent contractors who left employment within the prior year, or encourage any of our employees or independent contractors to terminate their employment with, or cease rendering services to, us. In addition, each of these employment agreements provides for a confidentiality covenant on the part of the executive and a covenant that both we and the executive agree not to talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the other.

The employment agreements of Messrs. Reinhart, Bennewitz and Berson generally define

•	“cause” as the executive’s (i) conviction of, or pleading guilty or nolo contendere to, a crime that constitutes a felony or any lesser criminal offense involving dishonesty or moral turpitude;(ii) commission of an act of dishonesty, theft, fraud, or embezzlement, (iii) willful act that has a significant adverse effect on the reputation of the Company, or any of its affiliates, (iv) the substantial failure or refusal to perform the duties of the title specified in his or her employment agreement, or (v) material violation of the material written rules, regulations, procedures, or policies relating to the conduct of employees, directors or officers of the Company; and
•	“good reason” as (i) a material diminution in executive’s authority, duties or responsibilities (including reporting responsibilities), or any significant adverse change in executive’s title; (ii) a material diminution in executive’s base pay, as in effect from time to time; (iii) movement of the executive’s place of employment by more than fifty miles, (iv) the failure of a successor to the assets or business of the Company to assume the obligations of the Company under the agreement.

Regardless of the reason for any termination of employment, each of our executive officers who is a party to an employment agreement, including Mr. Williams and Mr. Schafer, will be entitled to receive the following upon termination, which is referred to above as “accrued compensation”: (a) the executive’s salary hereunder through the termination date to the extent not theretofore paid; (b) the amount of any accrued but unused vacation pay; (c) any business expense reimbursements incurred by the executive as of the termination date and duly submitted for reimbursement; and (d) any performance bonus or discretionary bonus that has been earned or declared for a bonus period ending before the termination date but not paid before the termination date.

Equity Incentive Plans — Vesting and Change in Control

We and our predecessor have granted equity awards to our directors and executive officers under two equity incentive plans — the 2013 Equity Incentive Plan and the 2010 Equity Incentive Plan.

2013 Plan

Prior to the completion of our initial public offering, our board of directors adopted, and our stockholders approved, the 2013 Plan for future grants of equity awards to our non-employee directors, executive officers and other key employees and service providers, including officers and employees of our affiliates. All grants of restricted stock and stock options to our named executive officers and directors have been made under the 2013 Plan.

Under the 2013 Plan, if we experience a change in control in which outstanding options, share appreciation rights, restricted shares, share units, performance shares, performance units or other equity-based awards will not be assumed or continued by the surviving entity: (i) with the exception of any performance share or performance units, all restricted shares will vest, and all share units and dividend equivalent rights will vest and the underlying shares will be delivered immediately before the change in control, and (ii) at the board of directors’ discretion either or both of the following actions will be taken (A) all options and share appreciation rights will become exercisable 5 days before the change in control and terminate upon the consummation of the change in control, or (B) all options, share appreciation rights, restricted shares and share units will be canceled in connection with the change in control for a payment equal to the price per share paid to holders of shares of common stock in the change in control transaction less, in the case, of options or share appreciation rights, the option exercise price or share appreciation right exercise price per share. In the event the option exercise price or share appreciation right exercise price of an award exceeds the price per share paid to stockholders in the change in control, such options and share appreciation rights may be terminated for no consideration. In the case of performance shares and performance units, if more than half of the performance period has lapsed, the performance shares will be converted into restricted shares based on actual performance to date. If less than half of the performance period has lapsed, or if actual performance is not determinable, the performance shares will be converted into restricted shares assuming target performance has been achieved.

In summary, a change in control under the 2013 Plan occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, 50% or more t of the total combined voting power of our outstanding securities;
•	we experience a merger or consolidation with any other entity or we approve the issuance of voting securities in connection with a merger or consolidation other than (i) a merger or consolidation which would result in our voting securities continuing to represent at least 50.1% of the combined voting power of our voting securities or any surviving or parent entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement our recapitalization in which no person, entity or affiliated group becomes the beneficial owner of our securities representing 50% or more of the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities;
•	we consummate a sale of all or substantially all of our assets; or
•	during the period of any twelve consecutive months, individuals who, at the beginning of such period, constitute our board of directors cease for any reason to constitute a majority of our board of directors, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose.

In no event, however, will a change in control occur if General Atlantic or one of its affiliates continues to beneficially own more than 50% of our voting securities (or the voting securities of the surviving or parent entity) following the transaction.

2010 Plan

The 2010 Plan was approved in May 2010 by the board of directors of our operating partnership’s then-general partner for the purpose of granting awards of unit options, restricted units and profits interests in our operating partnership to employees, directors and other service providers of our operating partnership. Since the adoption of our 2013 Plan in connection with our initial public offering we have not, and we will not, make any further awards under the 2010 Plan. The only awards that remain outstanding under the 2010 Plan as of March 9, 2015 consist of 1,510,701 Class O LTIP units and 74,625 Class RS LTIP units held by our directors, executive officers and employees. A majority of these LTIP units, which we began granting in May 2010, generally vest over a four year period, beginning with 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter. Some of these LTIP units, however, automatically vest in full on either March 1, 2015 or March 1, 2016, but contain a performance-vesting feature that could result in earlier vesting if we achieve a certain level of adjusted FFO (calculated in accordance with the standards established by NAREIT, but subject to certain adjustments) in either 2014 or 2015. The performance-vesting feature resulted in a partial vesting of certain of these units in 2011.

In the event of a change of control (as defined in the 2010 Plan) of the operating partnership, any unvested LTIP units will become immediately vested. In summary, a “change in control” under the 2010 Plan occurs if:

•	A person, entity or affiliated group (with certain exceptions) acquires beneficial ownership, directly or indirectly, of 50% or more of the voting power of the operating partnership’s outstanding voting securities;
•	During any period of twelve months, individuals who at the beginning of the period constitute the board of directors of the operating partnership’s then-general partner and any new director whose election was approved by vote of at least a majority of the directors then in office, cease to constitute at least a majority of the board of directors of operating partnership’s then-general partner;
•	The partners of the operating partnership approve a merger with any other entity other than a merger which results in voting securities of the operating partnership outstanding immediately before the merger continuing to represent at least 50.1% of the voting power of the operating partnership or the entity surviving the merger; or
•	There is a sale or disposition by the operating partnership of all or substantially all of its assets.

LTIP Units

LTIP units are a special class of limited partnership units in our operating partnership that are structured to qualify as “profits interests” for tax purposes, with the result that at issuance they have no capital account in the operating partnership. Any LTIP units issued by our operating partnership may be subjected to vesting requirements as determined by our Compensation Committee. When vested, LTIP units are convertible by the holder (or, with respect to Class RS LTIP units that have achieved a capital account, automatically convert) into OP units on the terms set forth in our operating partnership’s partnership agreement. Our operating partnership currently has authorized and outstanding two classes of LTIP units — Class RS LTIP units and Class O LTIP units.

Vested Class RS LTIP units receive the same quarterly per unit profit distributions as the other outstanding OP units in our operating partnership. Unvested Class RS LTIP units do not receive distributions until they become vested, at which time they are entitled to distributions plus catch-up distributions for the period during which such units were not vested. At the date of grant, each Class RS LTIP unit will have a capital account of zero, and, therefore, the holder of the Class RS LTIP unit would receive nothing if our operating partnership were liquidated immediately after the Class RS LTIP unit is awarded. However, our operating partnership’s partnership agreement requires that “book gain” or economic appreciation in our assets realized by our operating partnership, whether as a result of an actual asset sale or upon the revaluation of our assets, as permitted by applicable Treasury Regulations, be allocated first to the Class RS LTIP units until the capital account per Class RS LTIP unit is equal to the capital account per OP unit. The applicable Treasury Regulations and our amended partnership agreement provide that assets of our operating partnership may be revalued upon specified events, including upon additional capital contributions by us or other partners of our operating partnership, upon a distribution by our operating partnership to a partner in redemption of partnership interests, upon the liquidation of the operating partnership or upon a later issuance of additional LTIP units. Each Class RS LTIP unit is convertible into OP units by our operating partnership at any time or by the holder at any time following full vesting (if such unit is subject to vesting), and upon equalization of the capital account of a Class RS LTIP unit with the per unit capital account of the OP units (and full vesting of the Class RS LTIP unit, if such unit is subject to vesting), the Class RS LTIP unit will automatically convert into one OP unit, subject to certain exceptions and adjustments. There is a risk that certain Class RS LTIP units will never become convertible into OP units because of insufficient gain realization to equalize capital accounts, and, therefore, the value that a holder will realize for vested Class RS LTIP units may be zero or less than the value of an equal number of shares of our common stock.

Class O LTIP units do not participate in quarterly per unit profit distributions (although Class O LTIP units are entitled to tax distributions equal to the lesser of (i) the amount we determine to be adequate to satisfy tax liabilities resulting from any taxable income allocation, or (ii) the distribution per OP unit for the year in question). Initially, each Class O LTIP unit will have a capital account of zero and, therefore, the holder of the Class O LTIP unit would receive nothing if our operating partnership were liquidated immediately after the Class O LTIP unit is awarded. However, our operating partnership’s partnership agreement requires that “book gain” or economic appreciation in our assets realized by our operating partnership, whether as a result of an actual asset sale or upon the revaluation of our assets, as permitted by applicable Treasury Regulations, be allocated to the Class O LTIP units (after allocations to the Class RS LTIP units and together with the OP units) until the capital account per Class O LTIP unit is equal to the excess of the capital account per OP unit over the amount of such capital account on the date of issuance of the Class O LTIP unit. Each Class O LTIP unit is convertible into OP units by the Operating Partnership at any time or by the holder at any time following full vesting (if such unit is subject to vesting), and upon equalization of the capital account of a Class O LTIP unit (and full vesting of the Class O LTIP unit, if such unit is subject to vesting), the Class O LTIP unit generally will be convertible into a number of OP units equal to (i) the Class O LTIP unit’s capital account divided by (ii) the capital account balance of an OP unit (i.e., in a manner similar to a typical stock appreciation right), subject to certain exceptions and adjustments. There is a risk that a Class O LTIP unit will never become convertible into such amount of OP units because of insufficient gain realization to equalize capital accounts, and, therefore, the value that a holder will realize for a given number of vested Class O LTIP units may be zero or less than the value of an equal number of shares of our common stock.

Outstanding Equity Awards at Fiscal Year-End December 31, 2014

The following table sets forth the outstanding equity awards for each named executive officer as of December 31, 2014.

		Option/Class O LTIP Unit Awards						Stock/Class RS LTIP Unit Awards
Name and Position	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable/ Number of Units Convertible		Number of Securities Underlying Unexercised Options Unexercisable/ Number of Units Not Convertible		Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested		Market Value of Shares or Units That Have Not Vested(7)
Chad L. Williams Chairman and Chief Executive Officer	10/15/2013	—		—		—	—	13,504	(5)	$456,975
	10/15/2013	12,206	(1)	26,856	(1)	$21.00	10/15/2023	—		—
	11/5/2012	281,250	(2)	218,750	(2)	(3)	—	—		—
William H. Schafer Chief Financial Officer	11/3/2014	—		—		—	—	22,528		$762,348
	10/15/2013	—		—		—	—	8,594	(5)	$290,821
	10/15/2013	7,767	(1)	17,090	(1)	$21.00	10/15/2023	—		—
	9/1/2012	—		—		—	—	9,375	(6)	$317,250
	9/1/2012	31,250	(2)	18,750	(2)	(3)	—	—		—
	5/27/2010	—		—		—	—	22,500	(6)	$761,400
	5/27/2010	27,500	(2)	22,500	(2)	(4)	—	—		—
James H. Reinhart Chief Operating Officer – Operations	11/3/2014	—		—		—	—	30,977		$1,048,262
	10/15/2013	—		—		—	—	8,594	(5)	$290,821
	10/15/2013	7,767	(1)	17,090	(1)	$21.00	10/15/2023	—		—
	9/1/2012	—		—		—	—	18,750	(6)	$634,500
	9/1/2012	31,250	(2)	18,750	(2)	(3)	—	—		—
Daniel T. Bennewitz Chief Operating Officer – Sales & Marketing	11/3/2014	—		—		—	—	30,977		$1,048,262
	10/15/2013	—		—		—	—	8,594	(5)	$290,821
	10/15/2013	7,767	(1)	17,090	(1)	$21.00	10/15/2023	—		—
	9/1/2012	—		—		—	—	18,750	(6)	$634,500
	9/1/2012	31,250	(2)	18,750	(2)	(3)	—	—		—
Jeffrey H. Berson Chief Investment Officer	11/3/2014	—		—		—	—	19,712		$667,054
	10/15/2013	—		—		—	—	29,260	(5)	$990,158
	10/15/2013	7,213	(1)	15,869	(1)	$21.00	10/15/2023	—		—

(1)	Amount represents options to purchase Class A common stock granted concurrently with our initial public offering. These options vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee.
(2)	Consists of Class O LTIP units in our operating partnership. Each vested Class O LTIP unit may be converted into a number of OP units equal to (i) (x) the excess of the then-capital account per OP unit over (y) the capital account per OP unit on the date of issuance of the Class O LTIP unit being converted, divided by (ii) the then-capital account per OP unit. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units” for a description of the Class O LTIP units. These awards vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee, provided that 22,500 of the units granted to Mr. Schafer in May 2010 automatically vest in full on March 1, 2016, subject to continued service as an employee, but contain a performance-vesting feature that could result in earlier vesting. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Equity Incentive Plans-Vesting and Change of Control — 2010 Plan.”
(3)	The capital account per OP unit was $25.00 when these Class O LTIP units were granted. As of December 31, 2014, the capital account per OP unit was $32.52. See note 2 above for a description of the number of OP units receivable upon conversion of Class O LTIP units.

(4)	The capital account per OP unit was $20.00 when these Class O LTIP units were granted. As of December 31, 2014, the capital account per OP unit was $32.52. See note 2 above for a description of the number of OP units receivable upon conversion of Class O LTIP units.
(5)	Amount represents restricted shares of Class A common stock granted concurrently with our initial public offering. These shares vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee.
(6)	Consists of Class RS LTIP units in our operating partnership. Each vested Class RS LTIP unit may be converted into one OP unit upon equalization of the Class RS LTIP unit’s capital account with the then-capital account per OP unit. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units” for a description of the Class RS LTIP units. These awards vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee, provided that 22,500 of the units granted to Mr. Schafer in May 2010 automatically vest in full on March 1, 2016, subject to continued service as an employee, but contain a performance-vesting feature that could result in earlier vesting. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Equity Incentive Plans-Vesting and Change of Control — 2010 Plan.”
(7)	The market value of unvested shares is calculated by multiplying the number of unvested shares of Class A common stock held by the applicable named executive officer by the closing price of our Class A common stock on December 31, 2014, which was $33.84. The market value of unvested Class RS LTIP units is calculated by multiplying the number of unvested Class RS LTIP units held by the applicable named executive officer by the closing price of our Class A common stock on December 31, 2014, which was $33.84.

2014 Option Exercises and Stock Vested

The following table sets forth the number of shares of restricted stock and Class RS LTIP units that vested for each of our named executive officers during 2014 and the value realized by these officers upon such vesting. During 2014, no stock options were exercised and no Class O LTIP units were converted by our named executive officers.

	Stock Awards(1)		Class RS LTIP Unit Awards
Name and Position	Number of Shares of Stock Acquired on Vesting	Value Realized on Vesting(2)	Number of Class RS LTIP Units Acquired on Vesting(3)	Value Realized on Vesting(4)
Chad L. Williams Chairman and Chief Executive Officer	6,138	$199,820	—	—
William H. Schafer Chief Financial Officer	3,906	$127,179	7,500	$215,597
James H. Reinhart Chief Operating Officer – Operations	3,906	$127,179	12,500	$368,469
Daniel T. Bennewitz Chief Operating Officer – Sales & Marketing	3,906	$127,179	12,500	$368,469
Jeffrey H. Berson Chief Investment Officer	13,299	$432,982	—	—

(1)	Consists of restricted shares of Class A common stock granted concurrently with our initial public offering on October 15, 2013. These shares vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee.
(2)	The value realized upon vesting is calculated by multiplying the number of shares vested on each vesting date by the market value of our common stock on such date, which is assumed to be the per share closing price on the NYSE as of such date.
(3)	Consists of Class RS LTIP units in our operating partnership, which converted automatically into OP units upon vesting pursuant to their terms. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units” for a description of the Class RS LTIP units.

(4)	The value realized upon vesting is calculated by multiplying the number of units vested on each vesting date by the market value of our common stock on such date, which is assumed to be the per share closing price on the NYSE as of such date.

Potential Payments upon Termination or Change in Control

The compensation payable to our named executive officers upon the following occurrences is set forth above in the sections entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements” and “— Equity Incentive Plans-Vesting and Change in Control”:

•	voluntary termination by the executive for good reason (including following changes of control);
•	termination by us without cause (including following changes of control);
•	termination in the event of permanent disability or death of the executive; and
•	a change in control without a corresponding termination.

The compensation payable to our named executive officers upon such terminations or change in control will be paid in a single lump sum. The other benefits will be conditioned upon the executive’s continued compliance with the non-competition, non-solicitation, confidentiality and other covenants contained in the employment agreement. All of the foregoing benefits payable upon termination are conditioned upon the executive’s execution of a general release of claims.

The following table summarizes the cash payments and estimated equivalent cash value of benefits that would have been provided to our named executive officers under the terms of their employment agreements described above upon termination of those agreements under various scenarios, or upon a change in control without a termination, as of December 31, 2014:

Name	Termination			No Termination
	Without Cause/For Good Reason	Without Cause/For Good Reason upon a Change in Control(1)	Death/Disability	Change in Control(2)
Chad L. Williams	$4,760,339	$5,870,339	$3,660,339	$2,513,578
William H. Schafer	$2,806,203	$4,312,041	$3,943,132	$2,846,574
James H. Reinhart	$897,380	$3,088,674	$2,372,366	$2,372,366
Daniel T. Bennewitz	$897,380	$3,088,674	$2,372,366	$2,372,366
Jeffrey H. Berson	$1,349,777	$2,527,214	$1,860,970	$1,860,970

(1)	Amounts assume that equity awards under the 2013 Plan are not assumed or continued by the surviving entity in the change in control and, therefore, that such awards vest in full upon the change in control. Equity awards under the 2010 Plan vest in full automatically upon a change in control.
(2)	Consists solely of acceleration of equity awards. Amounts assume that equity awards under the 2013 Plan are not assumed or continued by the surviving entity in the change in control and, therefore, that such awards vest in full upon the change in control. Equity awards under the 2010 Plan vest in full automatically upon a change in control.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2014, concerning shares of our common stock authorized for issuance under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders	584,949		$22.87	914,267
Equity compensation plans not approved by stockholders(1)	—		—	—
Total equity compensation plans	584,949	(2)	$22.87	914,267

(1)	Our operating partnership’s 2010 Plan was approved in May 2010 by the board of directors of our operating partnership’s then-general partner. Since the adoption of our 2013 Plan in connection with our initial public offering we have not made, and we will not make, any further awards under the 2010 Plan. The only awards that remained outstanding under the 2010 Plan as of December 31, 2014 consisted of 1,518,717 Class O LTIP units and 74,625 Class RS LTIP units held by our directors, executive officers and employees. As of December 31, 2014, the vested portion of these LTIP units were convertible into 257,808 OP units.
(2)	This amount consists of options to purchase 487,949 shares of common stock granted to certain of our directors and executive officers and options to purchase 97,000 shares of common stock granted to certain non-executive officer employees. It does not include 246,784 outstanding shares of restricted stock granted to certain executive officers and non-executive officer employees and outstanding as of December 31, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 9, 2015 (the record date for the Annual Meeting) regarding the beneficial ownership of our common stock, OP units and LTIP units by (1) each of our directors, (2) each of our named executive officers, (3) all of our directors, and executive officers as a group and (4) each holder of five percent or more of our common stock. The extent to which a person holds OP units or LTIP units as opposed to common stock is described in the footnotes below.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the common stock, OP units and LTIP units shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below. “OP units” refer to the common units of limited partnership interest in our operating partnership. “LTIP Units” refer to our operating partnership’s Class O LTIP units and Class RS LTIP units collectively. When vested, LTIP units are convertible by the holder into OP units on the terms set forth in our operating partnership’s partnership agreement. OP units are redeemable for cash or, at our election, shares of our Class A common stock on a one-for-one basis.

Unless otherwise indicated, the address of each named person is c/o QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213. To our knowledge, no shares beneficially owned by any executive officer or director have been pledged as security.

Beneficial Owner	Number of Shares and OP Units	Percentage of All Shares(1)	Percentage of All Shares and OP Units(2)
Directors and Executive Officers
Chad L. Williams(3)	6,855,623	16.6%	16.3%
William H. Schafer(4)	155,963	*	*
James H. Reinhart(5)	124,113	*	*
Daniel T. Bennewitz(6)	124,345	*	*
Jeffrey H. Berson(7)	79,622	*	*
John W. Barter(8)	93,532	*	*
William O. Grabe(9)	104,468	*	*
Catherine R. Kinney(10)	31,552	*	*
Peter A. Marino(11)	83,410	*	*
Scott D. Miller(12)	31,552	*	*
Philip P. Trahanas(13)	69,032	*	*
Stephen E. Westhead(14)	31,552	*	*
All directors and executive officers as a group (14 persons)	7,857,559	18.6%	18.4%
Other 5% Stockholders
GA QTS Interholdco, LLC(15)	10,891,145	31.3%	25.9%
Cohen & Steers, Inc.(16)	3,485,471	10.0%	8.3%
Waddell & Reed Financial, Inc.(17)	2,524,900	7.3%	6.0%

*	Less than 1.0%

(1)	Assumes a total of 34,684,743 shares of Class A common stock and 133,000 shares of Class B common stock are outstanding. In addition, amounts for individuals and directors and executive officers as a group assume that the “in the money” value of Class O LTIP units that are vested or will be vested within 60 days are converted into OP units, Class RS units held by each individual are converted into OP units and all OP units held by such persons are exchanged for our common stock. The total number of shares of common stock outstanding used in calculating this percentage assumes that none of the OP units or LTIP units held by other persons are exchanged for our common stock.
(2)	Assumes a total of 34,684,743 shares of Class A common stock, 133,000 shares of Class B common stock, 7,222,375 OP units and 74,625 Class RS LTIP units are outstanding, in addition to each individual’s OP units that would be received upon conversion of vested Class O LTIP units or Class O LTIP Units that will be vested within 60 days.
(3)	Consists of 53,757 shares of Class A common stock, 64,955 restricted shares of Class A common stock, 133,000 shares of Class B common stock, 14,648 options to purchase Class A common stock exercisable within 60 days, 6,517,000 OP units and 72,263 OP units that would be received upon conversion of Class O LTIP units.
(4)	Consists of 3,906 shares of Class A common stock, 49,202 restricted shares of Class A common stock, 9,321 options to purchase Class A common stock exercisable within 60 days, 43,125 OP units, 31,875 Class RS LTIP units (which includes 1,562 Class RS LTIP units that will convert automatically into 1,562 OP units on March 31, 2015) and 18,534 OP units that would be received upon conversion of Class O LTIP units.
(5)	Consists of 2,613 shares of Class A common stock, 54,231 restricted shares of Class A common stock, 9,321 options to purchase Class A common stock exercisable within 60 days, 31,250 OP units, 18,750 Class RS LTIP units (which includes 3,125 Class RS LTIP units that will convert automatically into 3,125 OP units on March 31, 2015) and 7,948 OP units that would be received upon conversion of Class O LTIP units.
(6)	Consists of 2,845 shares of Class A common stock, 54,231 restricted shares of Class A common stock, 9,321 options to purchase Class A common stock exercisable within 60 days, 31,250 OP units, 18,750 Class RS LTIP units (which includes 3,125 Class RS LTIP units that will convert automatically into 3,125 OP units on March 31, 2015) and 7,948 OP units that would be received upon conversion of Class O LTIP units.
(7)	Consists of 8,382 shares of Class A common stock, 62,585 restricted shares of Class A common stock and 8,655 options to purchase Class A common stock exercisable within 60 days.
(8)	Consists of 59,410 options to purchase Class A common stock exercisable within 60 days, 31,000 OP units and 3,122 OP units that would be received upon conversion of Class O LTIP units.
(9)	Consists of 59,410 options to purchase Class A common stock exercisable within 60 days, 40,000 OP Units and 5,058 OP units that would be received upon conversion of Class O LTIP units.
(10)	Consists of 30,425 options to purchase Class A common stock exercisable within 60 days and 1,127 OP units that would be received upon conversion of Class O LTIP units.
(11)	Consists of 59,410 options to purchase Class A common stock exercisable within 60 days, 18,750 OP units, and 5,250 Class RS LTIP units (which includes 875 Class RS LTIP units that will convert automatically into 875 OP units on March 31, 2015).
(12)	Consists of 30,425 options to purchase Class A common stock exercisable within 60 days and 1,127 OP units that would be received upon conversion of Class O LTIP units.
(13)	Consists of 63,974 options to purchase Class A common stock exercisable within 60 days and 5,058 OP units that would be received upon conversion of Class O LTIP units.
(14)	Consists of 30,425 options to purchase Class A common stock exercisable within 60 days and 1,127 OP units that would be received upon conversion of Class O LTIP units.
(15)	Consists of 10,891,145 shares of Class A common stock. The members of GA QTS Interholdco, LLC are General Atlantic Partners 85, L.P., a Delaware limited partnership (“GAP 85”), General Atlantic Partners 93, L.P., a Delaware limited partnership (“GAP 93”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAPCO III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAPCO IV”), GAP Coinvestments CDA, L.P., a Delaware limited partnership (“GAPCO CDA”), and GAPCO GmbH & Co., KG, a German limited partnership (“KG,” and together with GAP 85, GAP 93, GAPCO III, GAPCO IV and GAPCO CDA, the “GA Funds”).

General Atlantic GenPar, L.P., a Delaware limited partnership (“GA Genpar”), is the general partner of GAP 85 and GAP 93. General Atlantic LLC (“GA LLC”) is the general partner of GA GenPar. GA LLC is also the managing member of GAPCO III and GAPCO IV and the general partner of GAPCO CDA. GAPCO Management GmbH, a German corporation (“GmbH”), is the general partner of KG.

There are 23 Managing Directors of GA LLC. GA QTS Interholdco, LLC, GAP 85, GAP 93, GAPCO III, GAPCO IV, GAPCO CDA, KG, GenPar, GmbH and GA LLC are a “group” under Rule 13d-5 under the Exchange Act. The Managing Directors of GA LLC may be deemed to share voting and dispositive power with respect to shares and interests held by the GA Funds. The GA Funds control GA QTS Interholdco, LLC by virtue of their ownership of all of the interests of GA QTS Interholdco, LLC. Consequently, GA QTS Interholdco, LLC, the GA Funds, GA LLC and Managing Directors of GA LLC may, from time to time, consult among themselves and coordinate the voting and disposition of the shares held by GA QTS Interholdco, LLC. The mailing address of the foregoing entities (other than GmbH and KG) is c/o General Atlantic Service Company, LLC, 55 East 52nd Street, 32nd floor, New York, New York 10055. The mailing address of KG and GmbH Management is c/o General Atlantic GmbH, Maximilianstrasse 35b, 80539 Munich, Germany.

(16)	Based on information provided in a Schedule 13G/A filed jointly on March 10, 2015 by Cohen & Steers, Inc. (“C&S”); Cohen & Steers Capital Management, Inc. (“C&S Capital”); and Cohen & Steers UK Limited (“C&S UK”). According to the Schedule 13G/A, C&S beneficially owns 3,485,471 shares and has sole voting with respect to 3,161,452 of such shares and sole dispositive power with respect to all of such shares; C&S Capital beneficially owns 3,464,047 shares and has sole voting power with respect to 3,161,452 of such shares and sole dispositive power with respect to all of such shares; and C&S UK beneficially owns 21,424 shares and has sole voting with respect to none of such shares and has sole dispositive power with respect to all such shares. According to the Schedule 13G/A, C&S holds a 100% interest in C&S Capital. The address of C&S and C&S Capital is 280 Park Avenue, 10th Floor, New York, New York 10017 and the address of C&S UK is 21 Sackville Street, 4th Floor, London, United Kingdom W1S 3DN.
(17)	Based on information provided in a Schedule 13G/A filed jointly on February 13, 2015 by Waddell & Reed Financial, Inc. (“WDR”), Waddell & Reed Financial Services, Inc. (“WRFSI”), Waddell & Reed, Inc. (“WRI”), Waddell & Reed Investment Management Company (“WRIMCO”) and Ivy Investment Management Company (“IICO”). According to the Schedule 13G, WDR is deemed to have sole voting and sole dispositive power with respect to 2,524,900 shares by virtue of its indirect ownership of IICO, which is deemed to have sole voting and sole dispositive power with respect to 1,239,000 shares, and WRIMCO, which is deemed to have sole voting and sole dispositive power with respect to 1,285,900 shares. According to the Schedule 13G, these securities are beneficially owned by one or more open-end investment companies or other managed accounts that are advised or sub-advised by IICO or WRIMCO. The address of WDR, WRFSI, WRI, WRIMCO and IICO is 6300 Lamar Avenue, Overland Park, Kansas 66202.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Executive officers, directors and greater than ten percent stockholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto and written representations furnished to us during the most recent fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner or more than 10% of any class of our equity securities failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that the following Form 4s were filed late:

•	The Form 4s reporting the March 5, 2014 stock option grants made to each non-employee member of our Board of Directors; and
•	The Form 4s reporting the automatic conversion into OP Units of Class RS LTIP units held by: (i) Mr. Schafer on December 31, 2013, June 2, 2014 and June 30, 2014; and (ii) Mr. Barter on June 2, 2014; and (iii) Messrs. Bennewitz, Reinhart and Marino on June 2, 2014 and June 30, 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Tax Protection Agreement

Upon completion of our initial public offering in October 2013, we entered into a tax protection agreement with Chad L. Williams, our Chairman and Chief Executive Officer, and his affiliates and family members who own OP units pursuant to which we agreed to indemnify them against certain tax liabilities resulting from: (1) the sale, exchange, transfer, conveyance or other disposition of our Atlanta-Metro, Atlanta-Suwanee or Santa Clara data centers in a taxable transaction prior to January 1, 2026, referred to as the protected period; (2) causing or permitting any transaction that results in the disposition by Mr. Williams or his affiliates and family members who own OP units of all or any portion of their interests in the operating partnership in a taxable transaction during the protected period; or (3) our failure prior to the expiration of the protected period to maintain approximately $175 million of indebtedness that would be allocable to Mr. Williams and his affiliates for tax purposes or, alternatively, failing to offer Mr. Williams and his affiliates and family members who own OP units the opportunity to guarantee specific types of the operating partnership’s indebtedness in order to enable them to continue to defer certain tax liabilities.

Partnership Agreement

Concurrently with the completion of our initial public offering in October 2013, we entered into an amended and restated operating partnership agreement with the limited partners in our operating partnership. As of March 9, 2015 (the record date for the Annual Meeting) limited partners in our operating partnership (other than us) owned approximately 17.4% of our operating partnership. Pursuant to the operating partnership agreement, holders of OP units have the right beginning on the date that is the later of (1) November 1, 2014 (which was 12 months from the beginning of the first full calendar month following the completion of our initial public offering) and (2) the date of issuance of the OP units to require our operating partnership to redeem all or part of their OP units for cash equal to the then-current market value of an equal number of shares of our Class A common stock (determined in accordance with and subject to adjustment under the partnership agreement), or, at our election, to exchange their OP units for shares of our Class A common stock on a one-for-one basis subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter. Additionally, pursuant to the operating partnership agreement, holders of vested Class O LTIP units and vested Class RS LTIP units may convert their units into a certain number of OP units in accordance with their terms. The limited partners in our operating partnership who held OP units received registration rights with respect to the shares of our Class A common stock that may be issued to them upon the exchange of their OP units, see “— Limited Partners’ Registration Rights Agreement.”

Limited Partners’ Registration Rights Agreement

Upon completion of our initial public offering in October 2013, we entered into a registration rights agreement with the limited partners in our operating partnership, including certain of our directors and executive officers. As required by the registration rights agreement, we filed a registration statement covering the issuance to the limited partners of shares of our Class A common stock upon redemption of their OP units (collectively, the “registrable shares”). The registration statement was declared effective on November 25, 2014.

We also agreed to indemnify the persons receiving rights against specified liabilities, including certain potential liabilities arising under the Securities Act of 1933, as amended, or the Exchange Act, or to contribute to the expenses incurred or the payments such persons may be required to make in respect thereof. We agreed to pay all of the expenses relating to the registration and any underwritten offerings of such securities, including, without limitation, all registration, listing, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or “blue sky” laws, all printing expenses, all fees of counsel and independent public accountants retained by us and the cost of any liability insurance or other premiums for insurance obtained in connection with any shelf registration statement pursuant to the registration rights agreement. The holder will be responsible for underwriting discounts and commissions, any out-of-pocket expenses (including disbursements of such holder’s counsel, accountants and other advisors) and any transfer taxes related to the sale or disposition of the shares.

General Atlantic and Mr. Williams’ Registration Rights Agreements

General Atlantic and Chad L. Williams, our Chairman and Chief Executive Officer, each is a party to an amended and restated registration rights agreement. Under those registration rights agreements, beginning 180 days after the completion of our initial public offering, General Atlantic and Mr. Williams have demand rights to require us to file a new registration statement and prospectus providing for the sale by such holders of some or all of their shares, provided that (i) unless the holder is registering all of its shares, the shares to be registered in any registration must have an aggregate offering price of at least $5 million, (ii) the holders may make only four such demands, and (iii) we are not required to effect more than two such demands in any 12 month period. The holders may require us to use our reasonable best efforts to cause any such demand registration to be in the form of an underwritten offering. We may satisfy this obligation by causing the requested shares to be included as part of an existing shelf registration statement that we then have on file with (and that has been declared effective by) the SEC. In addition to the foregoing, if we file a registration statement with respect to an offering for our own account or on behalf of a holder of our common stock, each of General Atlantic and Mr. Williams will have the right, subject to certain limitations, to register such number of registrable shares held by it or him as each such holder requests. With respect to underwritten offerings, we will not be required to include any shares of a holder in the offering unless the holder accepts the terms of the offering as agreed between us and the underwriter, and then only in such amount as the underwriter believes will not jeopardize the success of the offering.

The registration rights agreement with Mr. Williams also provides that, subject to certain limitations, we will use commercially reasonable efforts to file, during the period beginning 15 days prior to the date Mr. Williams is first permitted to redeem his OP units pursuant to the operating partnership’s amended and restated partnership agreement and ending 15 days thereafter, a registration statement registering the issuance to Mr. Williams of the Class A common stock issued to Mr. Williams upon redemption of his OP units. We have agreed to use commercially reasonable efforts to keep the registration statement continuously effective until Mr. Williams no longer owns any OP units.

We have filed with the SEC a registration statement to satisfy our obligations under the above described registration rights agreements. The registration statement was declared effective by the SEC on November 25, 2014.

Office and Data Center Leases

Our operating partnership leases approximately 27,000 square feet of office space and common area to house the Company’s corporate headquarters and approximately 2,500 square feet of raised floor operating net rentable square feet data center space at the J. Williams Technology Center, which is a 35,000 square foot Class A office and technology building located at 12851 Foster Street in Overland Park, Kansas. The J. Williams Technology Centre is owned by an entity controlled by Chad L. Williams, our Chairman and Chief Executive Officer. The lease was entered into in January 2009, expires in December 2018 and has one five-year automatic renewal term. We pay monthly rent of approximately $85,000 under the lease, plus our pro rata share of certain repair and maintenance expenses relating to the leased premises. We believe that the terms of this lease are fair and reasonable and reflect the terms we could expect to obtain in an arm’s length transaction for comparable space elsewhere in Overland Park, Kansas.

Business with Williams Family Companies

Mr. Williams and his affiliates own various interests in and operate certain non-real estate businesses, including Quality Office Interiors, LLC (“Quality Office”), an office furnishing sales and design company, Quality Auto Group, Inc. (“Quality Auto”), an auto sales and brokerage company, Quality Lease & Finance, L.L.C. (“Quality Lease & Finance”), an equipment leasing company, and Quality Auto Brokers, Inc. (“Quality Auto Brokers”), an auto sales and brokerage company.

From time to time, we have made purchases of office furnishings from Quality Office through individual purchase orders in the ordinary course of business. For each such order, we paid a design fee to Quality Office equal to 15% of the cost of such order, and paid the cost of such order directly to the vendor. We believe that these purchase terms are fair and reasonable and reflect the terms we could expect to obtain in an arm’s length transaction with another vendor. Quality Office is 100% owned by Mr. Williams. In 2014, the total amount billed to us from Quality Office was approximately $130,000.

We also may, from time to time, make purchases from or enter into leasing contracts with Quality Lease & Finance. In addition, before our initial public offering, our predecessor purchased vehicles from Quality Auto and Quality Auto Brokers; however, we have not and do not expect to make any future purchases from these companies. Quality Lease and Finance and Quality Auto are 100% owned by Mr. Williams, and Quality Auto Brokers is 100% owned by James L. Williams, the father of Mr. Williams. In 2014, the total amounts paid to these companies in the aggregate was less than $120,000.

Because we are not a party to any on-going contracts with these companies, and because we may enter into any of these transactions from time to time, the amount and terms of any future transactions between these companies and us are not currently determinable. Any such future transactions would require the approval of our disinterested directors.

Employment Agreements

In 2013, we entered into employment agreements with each of Messrs. Williams, Schafer, Reinhart, Bennewitz and Berson. For a description of the terms of these employment agreements, see “Compensation Discussion and Analysis — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.”

In 2013, we also entered into an employment agreement with Ms. Goza, pursuant to which we pay Ms. Goza an annual base salary of $250,000 with a bonus opportunity equal to 50% of her base salary and four weeks’ paid vacation.

In 2015, we entered into an employment agreement with Mr. Sword, pursuant to which we will pay, beginning in 2016, Mr. Sword an annual base salary of $300,000 with a bonus opportunity equal to 50% of his base salary and four weeks’ paid vacation. For 2015, in lieu of base pay, participation in the annual cash bonus program and other benefits, we will grant Mr. Sword shares of restricted Class A common stock valued at $450,000 in three equal installments on April 1, 2015, July 1, 2015 and January 4, 2016. The shares of restricted stock will vest one year after the date of grant. In addition, on February 16, 2015, we granted Mr. Sword 6,544 shares of restricted Class A common stock with an aggregate value of $250,000 as a signing-bonus. These shares and options vest over four years, 25% on each anniversary of the grant.

The employment agreements for both Ms. Goza and Mr. Sword provide for a two-year term with automatic renewal terms of one year, unless either party gives a non-renewal notice within a specified time frame. The agreements further provide that, upon termination of the employment agreements, other than as a result of a termination for “cause” or a resignation without “good reason,” as those terms are defined in each employment agreement, the executive will, upon execution of a release acceptable to us, be eligible to receive the following benefits in addition to his or her then-accrued compensation (as defined below):

•	a lump sum cash payment equal to the sum of (A) one times his or her then current base salary, and (B) one times his or her target bonus for the year of termination;
•	a lump sum cash payment equal to all bonus amounts earned but not yet paid for the year prior to the year of termination;
•	with respect to Ms. Goza, vesting of any equity awards that otherwise would have vested during the term in which the termination occurred;
•	reimbursement of premiums for COBRA continuation coverage; and
•	one year of outplacement services and support.

Ms. Goza’s employment agreement further provides that in the event of termination for death or disability, Ms. Goza will receive full vesting of her equity awards. Moreover, regardless of the reason for any termination of employment, Ms. Goza and Mr. Sword each will be entitled to receive the following upon termination, which is referred to above as “accrued compensation”: (a) the executive’s salary hereunder through the termination date to the extent not theretofore paid; (b) the amount of any accrued but unused vacation pay; (c) any business expense reimbursements incurred by the executive as of the termination date and duly submitted for reimbursement; and (d) any performance bonus or discretionary bonus that has been earned or declared for a bonus period ending before the termination date but not paid before the termination date.

These employment agreements generally define

•	“cause” as the executive’s (i) conviction of, or pleading guilty or nolo contendere to, a crime that constitutes a felony or any lesser criminal offense involving dishonesty or moral turpitude, (ii) commission of an act of dishonesty, theft, fraud, or embezzlement, (iii) willful act that has a significant adverse effect on the reputation of the Company, or any of its affiliates, (iv) the substantial failure or refusal to perform the duties of the title specified in his or her employment agreement, or (v) material violation of the material written rules, regulations, procedures, or policies relating to the conduct of employees, directors or officers of the Company; and
•	“good reason” as (i) a material diminution in executive’s authority, duties or responsibilities (including reporting responsibilities), or any significant adverse change in executive’s title; (ii) a material diminution in executive’s base pay, as in effect from time to time; (iii) movement of the executive’s place of employment by more than fifty miles, (iv) the failure of a successor to the assets or business of the Company to assume the obligations of the Company under the agreement.

Charter Aircraft Flex Arrangements

Quality Development Services, LLC, which is 100% owned by Mr. Williams, is a party to a Walk Away Lease Agreement with Bombardier Aerospace Corporation for a private aircraft service. From time to time, certain of our officers, directors and designated employees use the aircraft provided through this lease for business purposes. We reimburse Quality Development Services, LLC for its costs for the time the aircraft is used by our officers, directors and designated employees. In August 2013, we entered into an agreement with Quality Development Services, LLC pursuant to which we reimburse Quality Development Services, LLC for the use of the aircraft by our officers, directors and designated employees. In 2014, this amount totaled $156,985.

Intellectual Property

In October 2013, in connection with our initial public offering, we entered into a license agreement with Quality Group of Companies, LLC (“QGC”), which is owned by Chad L. Williams, pursuant to which QGC granted us a license to use the trademarked stylized “Q” used in QGC’s logo at no cost. The license agreement will terminate when Mr. Williams ceases to act as our Chief Executive Officer.

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors, except for Mr. Sword, that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, officer or employee of our company, we must indemnify such director or executive officer for all reasonable expenses and liabilities actually incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or executive officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we (i) have no obligation to indemnify such director or executive officer for a proceeding by or in the right of our company, for reasonable expenses and liabilities actually incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding and (ii) have no obligation to indemnify or advance expenses of such director or executive officer for a proceeding brought by such director or executive officer against the company, except for a proceeding brought to enforce indemnification under Section 2-418 of the MGCL or as otherwise provided by our bylaws, our charter, a resolution of the Board or an agreement approved by the Board. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received.

Upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•	the court determines that such director or executive officer is entitled to indemnification under Section 2-418(d)(1) of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or
•	the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in Section 2-418(b) of the MGCL or has been adjudged liable for receipt of an “improper personal benefit” under Section 2-418(c) of the MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL.

Notwithstanding, and without limiting any other provisions of the indemnification agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as our director, officer or employee, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification. In addition, with respect to any director, we will be the indemnitor of first resort to the extent that such director simultaneously is entitled to indemnification from General Atlantic with respect to any of the same matters for which we are obligated to provide indemnification pursuant to the applicable indemnification agreement.

In addition to the indemnification agreements, our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any of our present or former directors or officers who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity.

Review, Approval or Ratification of Transactions with Related Persons

Our Code of Business Conduct and Ethics prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. The Code of Business Conduct and Ethics allows exceptions to this prohibition, but only if a majority of the disinterested directors approve the transaction or the transaction has otherwise been approved pursuant to the Company’s Related Party Transaction Policy. According to the Related Party Transaction Policy and the Audit Committee’s charter, the Audit Committee shall review any transaction involving a director or officer, which may create a conflict of interest. The Audit Committee will either approve or reject the transaction or refer the transaction to the full Board or other appropriate committee in its discretion.

MISCELLANEOUS

Other Matters to Come Before the 2015 Annual Meeting

No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2016 Annual Meeting

Any proposal of a stockholder intended to be included in our proxy statement for the 2016 Annual Meeting of stockholders pursuant to SEC Rule 14a-8, must be received by us no later than November 20, 2015 unless the date of our 2016 Annual Meeting is more than 30 days before or after May 4, 2016, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Corporate Secretary, at 12851 Foster Street, Overland Park, Kansas 66213.

In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the stockholders for the 2016 Annual Meeting must be received no earlier than October 21, 2015 and no later than 5:00 p.m., Eastern Time, on November 20, 2015. However, in the event that the 2016 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2015 Annual Meeting, notice by the stockholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 4, 2015

This Proxy Statement and our 2014 Annual Report are available on our website at www.qtsdatacenters.com. In addition, our stockholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

Additional copies of this Proxy Statement and our Annual Report will be furnished to our stockholders upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this Proxy Statement. If requested by eligible stockholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2014 for a reasonable fee.

By Order of the Board of Directors

Shirley E. Goza
Secretary

Overland Park, Kansas
March 19, 2015

Appendix A

AMENDMENT #2 TO
QTS REALTY TRUST, INC.
2013 EQUITY INCENTIVE PLAN

1.	Section 4.1 of the QTS Realty Trust, Inc. 2013 Equity Incentive Plan (the “Plan”) is hereby amended to delete Section 4.1 in its entirety and replace it with the following:
“4.1	Number of Shares Available for Awards.

Subject to adjustment as provided in Section 18, the number of Shares available for issuance under the Plan shall be Four Million, Seven Hundred Fifty Thousand (4,750,000). Subject to adjustment as provided in Section 18, the number of Shares available for issuance as Incentive Share Options shall be Four Million, Seven Hundred Fifty Thousand (4,750,000). Shares issued or to be issued under the Plan shall be authorized but unissued shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.”

2.	Section 14.6.4 of the Plan is hereby amended to delete Section 14.6.4 in its entirety and replace it with the following:
“14.6.4	Performance Measures.

The performance goals upon which the payment or vesting of a Performance or Annual Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures, with or without adjustment:

(a)	funds from operations;
(b)	adjusted funds from operations;
(c)	pretax earnings, net earnings, net income, operating earnings and/or net operating income;
(d)	earnings per share;
(e)	share price, including growth measures and total shareholder return;
(f)	earnings before interest and taxes;
(g)	earnings before interest, taxes, depreciation and/or amortization;
(h)	adjusted earnings before interest, taxes, depreciation and/or amortization;
(i)	monthly recurring revenue;
(j)	return measures, including return on assets, capital, investment, equity, sales or revenue;
(k)	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;
(l)	booked-not-billed balances;
(m)	leasing measures, including rental churn;
(n)	targets with regard to our product offering;
(o)	expense targets;
(p)	market share;
(q)	financial ratios as provided in credit agreements of the Company and its subsidiaries;
(r)	working capital targets;
(s)	completion of asset acquisitions, dispositions or development and/or achievement of acquisition, disposition or development goals;
(t)	revenues under management;

A-1

(u)	distributions to shareholders;
(v)	customer satisfaction measures;
(w)	net promoter scores;
(x)	employee diversification measures;
(y)	employee satisfaction measures;
(z)	employee retention measures; and
(aa)	any combination of any of the foregoing business criteria.

Business criteria may be (but are not required to be) measured on a basis consistent with U.S. Generally Accepted Accounting Principles.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.”

3.	This Amendment shall become effective upon receipt of the necessary approval of the stockholders of QTS Realty Trust, Inc. (the “Company”) at the Company’s 2015 Annual Meeting of Stockholders.
4.	Except as set forth above, the terms of the Plan shall be unchanged.

QTS Realty Trust, Inc.

/s/ Shirley E. Goza

By: Shirley E. Goza
Title: Secretary & General Counsel

A-2

Appendix B

QTS REALTY TRUST, INC.

2013 EQUITY INCENTIVE PLAN

(As Amended by Amendment No. 1)

B-i

B-ii

B-iii

QTS REALTY TRUST, INC.

2013 EQUITY INCENTIVE PLAN

QTS Realty Trust, Inc., a Maryland corporation (the “Company”), sets forth herein the terms of its 2013 Equity Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to (a) provide incentive to officers, employees, directors and other eligible persons to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company; and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of share options, share appreciation rights, restricted shares, unrestricted shares, share units (including deferred share units), dividend equivalent rights, long-term incentive units, other equity-based awards and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Share options granted under the Plan may be non-qualified share options or incentive share options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting Options or Share Appreciation Rights, an entity may not be considered an Affiliate of the Company unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of Options or Share Appreciation Rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2 “Annual Incentive Award” means an Award, denominated in cash, made subject to attainment of performance goals (as described in Section 14) over a Performance Period of up to one (1) year (which shall correspond to the Company’s fiscal year, unless otherwise specified by the Board).

2.3 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.4 “Award” means a grant of an Option, Share Appreciation Right, Restricted Share, Unrestricted Share, Share Unit, Dividend Equivalent Right, Performance Award, Annual Incentive Award, LTIP Unit, or Other Equity-Based Award under the Plan.

2.5 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.6 “Benefit Arrangement” shall have the meaning set forth in Section 16.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement (including an employment agreement) with the Company or an Affiliate, in which case the definition contained in such agreement shall control: (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a felony; (iii) conviction of any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of such Grantee at the expense of the Company or an Affiliate; or (iv) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.9 “Change in Control” means:

(1) Any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(2) During any period of twelve consecutive months, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) hereof) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or actual threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(3) The consummation of a merger or consolidation of the Company with any other entity or approve the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50.1% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then outstanding shares of Common Shares or the combined voting power of the Company’s then outstanding voting securities; or

(4) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions within a period of twelve months ending on the date of the last sale or disposition having a similar effect).

Notwithstanding anything herein to the contrary, (i) the determination as to whether a “Change in Control” as defined herein has occurred shall be determined in accordance with the requirements of Code Section 409A and shall be intended to constitute a “change in control event” within the meaning of Code Section 409A, except to that the extent the provisions herein are more restrictive than the requirements of Code Section 409A, and (ii) in no event shall there be a Change in Control if General Atlantic or one of its Affiliates continues to beneficially own more than 50% of the voting securities of the Company (or the surviving or parent entity).

2.10 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.11 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2 (or, if no Committee has been designated, the Board itself).

2.12 “Company” means QTS Realty Trust, Inc., a Maryland corporation.

2.13 “Covered Employee” means a Grantee who is a covered employee within the meaning of Code Section 162(m)(3).

2.14 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a Share is required to be established for purposes of the Plan.

2.15 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Share Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.16 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

2.17 “Effective Date” means October 8, 2013, the date the Securities and Exchange Commission declares the Company’s registration statement on Form S-11, related to its initial public offering, to be effective.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.19 “Fair Market Value” means the fair market value of a Share for purposes of the Plan, which shall be determined as of any Determination Date as follows:

(a) If on such Determination Date the Shares are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a Share shall be the closing price of the Share as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a Share shall be the closing price of the Share on the next trading day on which any sale of Shares shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such Determination Date the Shares are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a Share shall be the value of the Share as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.19 or Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 19.3, the Fair Market Value will be determined by the Company using any reasonable method, determined by the Company in good faith on such basis as it deems appropriate and applied consistently with respect to Grantees.

2.20 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

2.21 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Company completes the action constituting the Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other later date as may be specified by the Board.

2.22 “Grantee” means a person who receives or holds an Award under the Plan.

2.23 “Incentive Share Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.24 “Long-Term Incentive Unit” or “LTIP Unit” means an Award under Section 15 of an interest in the operating partnership affiliated with the Company.

2.25 “Non-qualified Share Option” means an Option that is not an Incentive Share Option.

2.26 “Option” means an option to purchase one or more Shares pursuant to the Plan.

2.27 “Option Price” means the exercise price for each Share subject to an Option.

2.28 “Other Agreement” shall have the meaning set forth in Section 16.

2.29 “Other Equity-Based Award” means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, other than an Option, Share Appreciation Right, Restricted Share, Unrestricted Share, Share Unit, Dividend Equivalent Right, Performance Award or Annual Incentive Award.

2.30 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.31 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period of up to ten (10) years.

2.32 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m) does not constitute performance-based compensation for other purposes, including for purposes of Code Section 409A.

2.33 “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which have been approved by the Company’s shareholders pursuant to the Plan in order to qualify Awards as Performance-Based Compensation.

2.34 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.35 “Plan” means this QTS Realty Trust, Inc. 2013 Equity Incentive Plan, as amended from time to time.

2.36 “Prior Plan” means the QualityTech L.P. 2010 Equity Incentive Plan, as amended from time to time.

2.37 “Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Shares, Share Units or Unrestricted Shares.

2.38 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.39 “Restricted Shares” means Shares, awarded to a Grantee pursuant to Section 10.

2.40 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9.

2.41 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.42 “Service” means service as a Service Provider to the Company or any Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or any Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive. Notwithstanding any other provision to the contrary, for any individual providing services solely as a director, only service to the Company or any of its Subsidiaries constitutes Service. If the Service Provider’s employment or other service relationship is with an Affiliate and that entity ceases to be an

Affiliate, a termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Service Provider’s employment or other service relationship has been transferred by the Company or one of its remaining Affiliates to the Company or one of its remaining Affiliates.

2.43 “Service Provider” means an employee, officer, director, or a consultant or adviser (who is a natural person) providing services to the Company or any of its Affiliates.

2.44 “Shares” means the shares of Class A common stock, par value $0.01 per share, of the Company.

2.45 “Share Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9.

2.46 “Share Units” means an Award representing the equivalent of one Share awarded to a Grantee pursuant to Section 10 that will be settled in an amount in cash, Shares or both, subject to the terms and conditions of the Award.

2.47 “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.

2.48 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

2.49 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

2.50 “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, its parent or any of its Subsidiaries. In determining Share ownership, the attribution rules of Code Section 424(d) shall be applied.

2.51 “Unrestricted Shares” shall have the meaning set forth in Section 11.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

3.	ADMINISTRATION OF THE PLAN

3.1. Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and Applicable Laws. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement, including the authority to adopt, alter and repeal administrative rules and guidelines governing the Plan. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which a quorum is present or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and Applicable Laws. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the Company’s certificate of incorporation and by-laws and Applicable Laws.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code; (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (c) comply with the independence requirements of the Stock Exchange on which the Shares are listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 or the Exchange Act) or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Code Section 162(m), Rule 16b-3 and the rules of the Stock Exchange on which the Shares are listed.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by a Committee if the power and authority to do so has been delegated (and such delegated authority has not been revoked) to such Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board, provided, that such member of the Board to whom the Committee delegates authority under the Plan must be an Outside Director who satisfies the requirements of Subsection (i)(a)-(c) of this Section 3.2.

3.3. Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)	designate Grantees;
(ii)	determine the type or types of Awards to be made to a Grantee;
(iii)	determine the number of Shares to be subject to an Award;
(iv)	establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, the treatment of an Award in the event of a Change in Control, and any terms or conditions that may be necessary to qualify Options as Incentive Share Options);
(v)	prescribe the form of each Award Agreement evidencing an Award; and
(vi)	amend, modify, or reprice (except as such practice is prohibited by Section 3.5 herein) the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

3.4. Forfeiture; Recoupment.

The Company may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, or (e) other agreement, as and to the extent specified in such Award Agreement. The Company may annul an outstanding Award if the Grantee thereof is an employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or any Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to any Company “clawback” or recoupment policy that requires the repayment by the Grantee to the Company of compensation paid by the Company to the Grantee in the event that the Grantee fails to comply with, or violates, the terms or requirements of such policy. Such policy may authorize the Company to recover from a Grantee incentive-based compensation (including Options awarded as compensation) awarded to or received by such Grantee during a period of up to three (3) years, as determined by the Committee, preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and any Award Agreement so provides, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, Grantees shall forfeit any cash or Shares received in connection with an Award (or an amount equal to the Fair Market Value of such Shares on the date of delivery if the Grantee no longer holds the Shares) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.5. No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any share dividend, distribution (whether in the form of cash, shares, other securities or other property), share split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or similar transaction), the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current share price in exchange for cash or other securities.

3.6. No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7. Share Issuance/Book-Entry.

Notwithstanding any provision of the Plan to the contrary, the issuance of the Shares under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry or direct registration or issuance of one or more share certificates.

4. SHARES SUBJECT TO THE PLAN

4.1. Number of Shares Available for Awards.

Subject to adjustment as provided in Section 18, the number of Shares available for issuance under the Plan shall be one million seven-hundred fifty thousand (1,750,000). Subject to adjustment as provided in Section 18, the number of Shares available for issuance as Incentive Share Options shall be one million seven-hundred fifty-thousand (1,750,000). Shares issued or to be issued under the Plan shall be authorized but unissued shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.

4.2. Adjustments in Authorized Shares.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. The number of Shares reserved pursuant to Section 4 shall be increased by the corresponding number of awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to awards before and after the substitution. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the number of Shares available under the Plan, subject to requirements of the Stock Exchange on which the Shares are listed.

4.3. Share Usage.

Shares covered by an Award shall be counted as used as of the Grant Date. Any Shares that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) Share for every one (1) Share subject to an Award. Awards of LTIP Units shall count against the limit set forth in Section 4.1 on a one-for-one basis, i.e., each such unit shall be treated as an award of one (1) Share. With respect to SARs, the number of Shares subject to an award of SARs will be counted against the aggregate number of Shares available for issuance under the Plan regardless of the number of Shares actually issued to settle the SAR upon exercise. If any Shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Shares subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such Shares were counted against the limit set forth in Section 4.1. The number of Shares available for issuance under the Plan shall not be increased by (i) any Shares tendered or withheld or Award surrendered in connection with the purchase of Shares upon exercise of an Option as described in Section 12.2, (ii) any Shares deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 19.3 or (iii) any Shares purchased by the Company with proceeds from option exercises.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date; Prior Plan.

The Plan shall be effective as of the Effective Date. Following the Effective Date, no new awards will be granted under the Prior Plan.

5.2. Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan. An amendment shall be contingent on approval of the Company’s shareholders to the extent stated by the

Board, required by Applicable Laws or required by the Stock Exchange on which the Shares are listed. No amendment will be made to the no-repricing provisions of Section 3.5 or the option pricing provisions of Section 8.1 without the approval of the Company’s shareholders. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2. Limitation on Shares Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and the transition period under Treasury Regulation Section 1.162-27(f)(2) has lapsed or does not apply:

(i)	the maximum number of Shares subject to Options or SARs that can be granted under the Plan to any person eligible for an Award under Section 6 is four hundred fifty thousand (450,000) Shares in a calendar year;
(ii)	the maximum number of Shares that can be granted under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 is two hundred twenty-five thousand (225,000) Shares in a calendar year; and
(iii)	the maximum amount that may be paid as an Annual Incentive Award in a calendar year to any person eligible for an Award shall be five million Dollars ($5,000,000) and the maximum amount that may be paid as a cash-settled Performance Award in respect of a performance period by any person eligible for an Award shall be five million Dollars ($5,000,000).

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 18.

6.3. Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.5, Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. Subject to Section 3.5, if an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1 but subject to Section 3.5, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Share Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Share Options or Incentive Share Options, and in the absence of such specification such options shall be deemed Non-qualified Share Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a Share on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

8.2. Vesting.

Subject to Sections 8.3 and 18.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Share Option shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4. Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service, and if an Award Agreement does not contain such a provision, vested Options may be exercised for 90 days following termination of the Grantee’s Service, unless such termination is for Cause, in which case all Options shall expire upon the termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 18 which results in termination of the Option.

8.6. Method of Exercise.

Subject to the terms of Section 12 and Section 19.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Board. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7. Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual or entity holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares or to receive notice of any meeting of the Company’s shareholders) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 18, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Share Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the Shares subject to such Option as shall be consistent with Section 3.8.

8.9. Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement or by the Board, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Share Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Shares acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Share Options.

An Option shall constitute an Incentive Share Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12. Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Share Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS

9.1. Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the SAR Exercise Price as determined by the Board. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of one (1) Share on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one Share on the SAR Grant Date; and provided further that a Grantee may only exercise either the SAR or the Option with which it is granted in tandem and not both.

9.2. Other Terms.

The Board shall determine on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

9.4. Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5. Family Transfers.

If authorized in the applicable Award Agreement and by the Board, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Shares acquired pursuant to a SAR shall be subject to the same restrictions on transfer or shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED SHARES AND SHARE UNITS

10.1. Grant of Restricted Shares or Share Units.

Awards of Restricted Shares or Share Units may be made for consideration or no consideration (other than the par value of the Shares which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate of the Company).

10.2. Restrictions.

At the time a grant of Restricted Shares or Share Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Shares or Share Units. Each Award of Restricted Shares or Share Units may be subject to a different restricted period. The Board may in its sole discretion, at the time a grant of Restricted Shares or Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Shares or Share Units as described in Section 14. Neither Restricted Shares nor Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Shares or Share Units.

10.3. Restricted Share Certificates.

Pursuant to Section 3.8, to the extent that ownership of Restricted Shares is evidenced by a book-entry registration or direct registration, such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Shares under the Plan and the applicable Award Agreement. Subject to Section 3.8 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Shares have been granted, share certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the shares of Restricted Shares are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4. Rights of Holders of Restricted Shares.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. The Board may provide that any dividends paid on Restricted Shares must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Shares. All distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant. Holders of Restricted Shares may not make an election under Code Section 83(b) with regard to the grant of Restricted Shares without Board approval.

10.5. Rights of Holders of Share Units.

10.5.1. Voting and Dividend Rights.

Holders of Share Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Share Units, to direct the voting of the Shares subject to such Share Units, or to receive notice of any meeting of the Company’s shareholders). The Board may provide in an Award Agreement evidencing a grant of Share Units that the holder of such Share Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Shares, a cash payment for each Share Unit held equal to the per-share dividend paid on the Shares. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Share Units at a price per unit equal to the Fair Market Value of a Share on the date that such dividend is paid. Notwithstanding the foregoing, if a grantor trust is established in connection with the Awards of Share Units and Shares are held in the grantor trust for purposes of satisfying the Company’s obligation to deliver Shares in connection with such Share Units, the Award Agreement for such Share Units may provide that such cash payment shall be deemed reinvested in additional Share Units at a price per unit equal to the actual price paid for each Share by the trustee of the grantor trust upon such trustee’s reinvestment of the cash dividend received.

10.5.2. Creditor’s Rights.

A holder of Share Units shall have no rights other than those of a general creditor of the Company. Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Shares or Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Shares or Share Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Share Units.

10.7. Purchase of Restricted Shares and Shares Subject to Share Units.

The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Shares or Shares subject to vested Share Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares represented by such Restricted Shares or Share Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Shares or Share Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8. Delivery of Shares.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Shares or Share Units settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a share certificate evidencing ownership of such Shares shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Share Unit once the Shares represented by the Share Unit has been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED SHARE AWARDS AND OTHER EQUITY-BASED AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Share Award to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Share Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

The Board may, in its sole discretion, grant Awards to Participants in the form of Other Equity-Based Awards, as deemed by the Board to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11 may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Board shall determine the terms and conditions of such Awards at the date of grant or thereafter. Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Other Equity-Based Awards, the Grantee shall have no further rights with respect to such Award.

12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

12.1. General Rule.

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Surrender of Shares.

To the extent the Award Agreement so provides and subject to Applicable Law, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender or attestation to the Company of Shares, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender, as applicable.

12.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Shares), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part (i) by delivery (on a form acceptable to the

Board) by the Grantee of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3, or (ii) with the consent of the Company, by the Grantee electing to have the Company issue to Grantee only that the number of Shares equal in value to the difference between the Option Price and the Fair Market Value of the Shares subject to the portion of the Option being exercised.

12.4. Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Shares may be made in any other form that is consistent with Applicable Laws, regulations and rules, including, without limitation, Service to the Company or an Affiliate or net exercise.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from the terms and conditions of such other Award. A cash amount credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved.

13.2. Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1. Grant of Performance Awards and Annual Incentive Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.

14.2. Value of Performance Awards and Annual Incentive Awards.

Each Performance Award and Annual Incentive Award shall have an actual or target number of Shares or initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Awards that will be paid out to the Plan participant.

14.3. Earning of Performance Awards and Annual Incentive Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Awards or Annual Incentive Awards shall be entitled to receive payout on the value and number of the Performance Awards or Annual Incentive Awards earned by the Plan participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4. Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

Payment of earned Performance Awards and Annual Incentive Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement pertaining to the grant of the Award, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6. Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1. Performance Goals Generally.

The performance goals for Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2. Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Awards and (ii) the day on which twenty-five percent (25%) of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “qualified performance-based compensation” under Code Section 162(m).

14.6.3. Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such

Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14.6.4. Performance Measures.

The performance goals upon which the payment or vesting of a Performance or Annual Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures, with or without adjustment:

(a)	funds from operations;
(b)	adjusted funds from operations;
(c)	net earnings or net income;
(d)	operating earnings;
(e)	pretax earnings;
(f)	earnings per share;
(g)	Share price, including growth measures and total shareholder return;
(h)	earnings before interest and taxes;
(i)	earnings before interest, taxes, depreciation and/or amortization;
(j)	return measures, including return on assets, capital, investment, equity, sales or revenue;
(k)	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;
(l)	expense targets;
(m)	market share;
(n)	financial ratios as provided in credit agreements of the Company and its subsidiaries;
(o)	working capital targets;
(p)	completion of asset acquisitions or dispositions and/or achievement of acquisition or disposition goals;
(q)	revenues under management;
(r)	distributions to shareholders; and
(s)	any combination of any of the foregoing business criteria.

Business criteria may be (but are not required to be) measured on a basis consistent with U.S. Generally Accepted Accounting Principles.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5. Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6. Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7. Board Discretion.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Sections 162(m) or 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7. Status of Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	TERMS AND CONDITIONS OF LONG-TERM INCENTIVE UNITS

LTIP Units are intended to be profits interests in the operating partnership affiliated with the Company, if any (such operating partnership, if any, the “Operating Partnership”), the rights and features of which, if applicable, will be set forth in the agreement of limited partnership for the Operating Partnership (the “Operating Partnership Agreement”). Subject to the terms and provisions of the Plan and the Operating Partnership Agreement, the Committee, at any time and from time to time, may grant LTIP Units to Plan participants in such amounts and upon such terms as the Committee shall determine. LTIP Units must be granted for service to the Operating Partnership. Subject to Section 18, each LTIP Unit granted under the Plan shall vest at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.

16.	PARACHUTE LIMITATIONS

If the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right to exercise, vesting, payment or benefit to the Grantee under the Plan shall be reduced or eliminated:

(i)	to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”) and
(ii)	if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Shares or Share Units, then by reducing or eliminating any other remaining Parachute Payments.

17.	REQUIREMENTS OF LAW

17.1. General.

No participant in the Plan will be permitted to acquire, or will have any right to acquire, Shares thereunder if such acquisition would be prohibited by any share ownership limits contained in charter or bylaws or would impair the Company’s status as a REIT. The Company shall not be required to offer, sell or issue any Shares under any Award if the offer, sale or issuance of such Shares would constitute a violation by the Grantee, any other individual or entity exercising an Option, or the Company or an Affiliate of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the offering, listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be offered, issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such offering, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in Shares or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to offer, sell or issue such Shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option or SAR or accepting delivery of such Shares may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of Shares pursuant to the Plan to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in Shares) shall not be exercisable until the Shares covered by such Option (or SAR) are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18.	EFFECT OF CHANGES IN CAPITALIZATION

18.1. Changes in Shares.

If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of Shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of share, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Company in a manner deemed equitable by the Committee in order to prevent undue dilution or enlargement of a Grantee’s benefits under an Award. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares affected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Share Appreciation Rights to reflect such distribution.

18.2. Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

Subject to Section 18.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the Shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 18.2, Performance Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of Shares subject to the Performance Awards would have been entitled to receive immediately following such transaction.

18.3. Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Share Units, Dividend Equivalent Rights, Restricted Shares, LTIP Units or other Equity-Based Awards are not being assumed or continued:

(i)	in each case with the exception of any Performance Award, all outstanding Restricted Shares and LTIP Units shall be deemed to have vested, all Share Units shall be deemed to have vested and the Shares subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the Shares subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and
(ii)	either or both of the following two actions shall be taken:
(A)	five (5) days prior to the scheduled consummation of a Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of five (5) days, or
(B)	the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Shares, Share Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Shares or Share Units, equal to the formula or fixed price per share paid to holders of Shares and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares. In the event that the Option Price or SAR Exercise Price of an Award exceeds the formula or fixed price per share paid to holders of Shares pursuant to such transaction, such Options or SARs may be terminated for no consideration.
(iii)	for Performance Awards denominated in Shares, Share Units or LTIP Units, if less than half of the Performance Period has lapsed, the Awards shall be converted into Restricted Shares or Share Units assuming target performance has been achieved (or Unrestricted Shares if no further restrictions apply). If more than half the Performance Period has lapsed, the Awards shall be converted into Restricted Shares or Share Units based on actual performance to date (or Unrestricted Shares if no further restrictions apply). If actual performance is not determinable, then Performance Awards shall be converted into Restricted Shares or Share Units assuming target performance has been achieved, based on the discretion of the Committee (or Unrestricted Shares if no further restrictions apply).
(iv)	Other-Equity Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such five (5)-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send notice of an event that will result in such a termination to all individuals and entities that hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

18.4. Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan, Options, SARs, Share Units, Restricted Shares and Other Equity-Based Awards theretofore granted shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of the Options, SARs, Share Units, Restricted Shares and Other Equity-Based Awards theretofore granted, or for the substitution for such Options, SARs, Share Units, Restricted Shares and Other Equity-Based Awards for new common stock options and stock appreciation rights and new common stock units, restricted stock and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

18.5. Adjustments.

Adjustments under this Section 18 related to Shares or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Change in Control upon Awards other than Options, SARs, Share Units and Restricted Shares, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 18.1, 18.2, 18.3 and 18.4. This Section 18 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that do not constitute a Change in Control.

18.6. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

19.	GENERAL PROVISIONS

19.1. Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

19.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

19.3. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, that if there is a same-day sale of Shares subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or an Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or an Affiliate to withhold Shares otherwise issuable to the Grantee or (ii) by delivering to the Company or an Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or an Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of Shares pursuant to such Award, as applicable, cannot exceed such number of Shares having a Fair Market Value equal to the minimum statutory amount required by the Company or an Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of Shares. Notwithstanding Section 2.19 or this Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 19.3, for any Shares subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company or an Affiliate, or its designee or agent, with advance written notice of such sale.

19.4. Captions.

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.5. Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

19.6. Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

19.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.8. Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

19.9. Code Section 409A.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, if at the time of payment or settlement of an Award, a Grantee is a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company, from time to time), and the Company makes a good faith determination that an amount payable to such a Grantee constitutes nonqualified deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six (6) month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it in a lump sum on the first business day after such six (6) month period (or upon Grantee’s death, if earlier). Notwithstanding anything to the contrary in the Plan or an Award Agreement, in no event shall the Company or an Affiliate be required to indemnify a Grantee for any taxes imposed by Code Section 409A.

*  *  *

To record adoption of the Plan by the Board as of September 13, 2013, and approval of the Plan by the sole stockholder on October 7, 2013, the Company has caused its authorized officer to execute the Plan.

QTS REALTY TRUST, INC.

/s/ Chad L. Williams

By: Chad L. Williams
Title: Chief Executive Officer

Computershare 211 Quality Circle, Suite 210 College Station, TX 77845

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. __________________________

The Board of Directors recommends you vote
FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees

01 Chad L. Williams	02 Philip P. Trahanas	03 John W. Barter	04 William O. Grabe	05 Catherine R. Kinney
06 Peter A. Marino	07 Scott D. Miller	08 Stephen E. Westhead

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2	To approve an amendment to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 3,000,000 and add certain additional authorized performance measures and approve the material terms for payment of performance-based compensation thereunder for purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐

3	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000233506_1         R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

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QTS REALTY TRUST, INC. Annual Meeting of Stockholders May 4, 2015 1:00 PM CDT This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) William H. Schafer and Shirley E. Goza, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of QTS REALTY TRUST, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 1:00 PM, CDT on May 4, 2015, at 12851 Foster Street, Overland Park, Kansas 66213, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000233506_2       R1.0.0.51160